                                                                   Exhibit 2(f)

                               AGREEMENT OF MERGER



                                      AMONG



                       ALTA CALIFORNIA BROADCASTING, INC.



                                       AND



                            REGENT ACQUISITION CORP.


                                       AND



                           REGENT COMMUNICATIONS, INC.



                                October 10, 1997

                               TABLE OF CONTENTS
                               -----------------


                                                                                                               Page
                                                                                                               ----
DEFINITION OF TERMS
         1.       Definition of Terms.............................................................................2
                  (a)      Alta Stock.............................................................................2
                  (b)      Best Knowledge.........................................................................2
                  (c)      Broadcast Assets.......................................................................2
                  (d)      Budget.................................................................................3
                  (e)      Closing Date...........................................................................3
                  (f)      Commission.............................................................................3
                  (g)      Commission's Order.....................................................................3
                  (h)      Constituent Corporations...............................................................3
                  (i)      Final Order............................................................................4
                  (j)      Financials.............................................................................4
                  (k)      Licenses...............................................................................4
                  (l)      Series E Preferred Stock...............................................................4
                  (m)      Stations...............................................................................4

AGREEMENT TO MERGE

         2.       Agreement.......................................................................................4
         3.       Action to Effect Merger.........................................................................4
         4.       Certificate of Incorporation and By-Laws........................................................4
         5.       Directors.......................................................................................5
         6.       Officers........................................................................................5
         7.       Stockholder Approval; Effectiveness of Merger...................................................5
         8.       Authorized Shares of Surviving Corporation......................................................5
         9.       Authorized Shares of Disappearing Corporation...................................................5

MODE OF EFFECTING MERGER

         10.      Cancellation of Shares..........................................................................6
         11.      Funding of Consideration for Alta Stock.........................................................6
         12.      Payment of Cash and Issuance of Preferred Stock.................................................6

                                                                                                               Page
                                                                                                               ----
PURCHASE PRICE
         13.      (a)      Consideration Before Adjustment........................................................7
                  (b)      Consideration After Adjustment.........................................................7

FCC MATTERS

         14.      Commission Consent to Transfer of Control.......................................................8
         15.      Applications for Consent - Cooperation of the Parties...........................................8
         16.      Costs and Expenses..............................................................................8
         17.      Operation of the Stations Before Closing........................................................8
         18.      Control and Access..............................................................................9
         19.      Time for Commission Consent - Termination.......................................................9

COVENANTS, REPRESENTATIONS AND WARRANTIES OF ALTA

         20.      Covenants, Representations and Warranties of Alta...............................................9
                  (a)      Corporate Standing and Authority.......................................................9
                  (b)      Ownership of Alta Stock................................................................9
                  (c)      Corporate Power.......................................................................10
                  (d)      Capital Stock.........................................................................10
                  (e)      Due Authorization, Etc................................................................10
                  (f)      Affiliates............................................................................11
                  (g)      Rights to Acquire Securities..........................................................11
                  (h)      Corporate Records.....................................................................11
                  (i)      Title to Broadcast Assets.............................................................11
                  (j)      Financial Statements; Budget..........................................................11
                  (k)      Contracts.............................................................................12
                  (1)      Government Authorizations.............................................................13
                  (m)      Management, Key Employees and Accounts................................................14
                  (n)      Tax Elections.........................................................................15
                  (o)      Related Transactions..................................................................15
                  (p)      Taxes.................................................................................15
                  (q)      Employee Benefit Plans................................................................16
                  (r)      Compliance With FCC Regulations.......................................................16
                  (s)      Personal Property.....................................................................16
                  (t)      Real Property.........................................................................16
                  (u)      Environmental.........................................................................17
                  (v)      Insurance.............................................................................18
                  (w)      Accounts and Notes Receivable.........................................................18
                  (x)      Laws, Regulations and Instruments.....................................................18

                                                                                                               Page
                                                                                                               ----

                  (y)      Conduct of Stations...................................................................18
                  (z)      Disposition of Assets.................................................................18
                  (aa)     Transmitter Sites.....................................................................18
                  (bb)     Litigation............................................................................19
                  (cc)     No Conflict...........................................................................19
                  (dd)     Required Consents.....................................................................19
                  (ee)     Intellectual Property.................................................................19
                  (ff)     Qualifications for Transfer of Control................................................20
                  (gg)     Public Inspection File................................................................20
                  (hh)     Absence of Certain Changes............................................................20
                  (ii)     Personnel Information.................................................................21
                  (jj)     Outstanding Debt......................................................................21
                  (kk)     Negative Covenants....................................................................21
                  (ll)     Affirmative Covenants.................................................................23
                  (mm)     Additional Agreements.................................................................23
                  (nn)     Join in Execution of Documents........................................................23
                  (oo)     Full Disclosure.......................................................................24

COVENANTS, REPRESENTATIONS AND WARRANTIES
OF REGENT AND SUBSIDIARY

         21.      Covenants, Representations and Warranties of Regent and Subsidiary.............................24
                  (a)      Corporate Standing and Authority......................................................24
                  (b)      Corporate Power.......................................................................24
                  (c)      Capitalization........................................................................25
                  (d)      Join in Execution of Documents........................................................25
                  (e)      Litigation............................................................................25
                  (f)      No Conflict...........................................................................26
                  (g)      Licenses..............................................................................26
                  (h)      Required Consents.....................................................................26
                  (i)      Absence of Certain Changes............................................................27
                  (j)      Laws, Regulations and Instruments.....................................................27
                  (k)      Issuance of Series E Preferred Stock..................................................27
                  (l)      Financial Statements..................................................................28
                  (m)      No Adverse Changes....................................................................28
                  (n)      Qualifications for Transfer of Control................................................28
                  (o)      Insurance.............................................................................28
                  (p)      Taxes.................................................................................28
                  (q)      Full Disclosure ......................................................................29

                                                                                                               Page
                                                                                                               ----
INDEMNIFICATION
         22.      Indemnification ...............................................................................29

RISK OF LOSS

         23.      Risk of Loss...................................................................................30
                  (a)      Broadcast Assets......................................................................30
                  (b)      Broadcast Transmission of the Stations Prior to Closing...............................31

CONDITIONS PRECEDENT TO SUBSIDIARY'S AND REGENT'S
OBLIGATION TO CLOSE

         24.      Conditions Precedent to Subsidiary's and Regent's Obligations..................................32
                  (a)      Representations, Warranties and Covenants.............................................32
                  (b)      Delivery of Closing Documents.........................................................32
                  (c)      Licenses..............................................................................32
                  (d)      Consents..............................................................................32
                  (e)      Final Order...........................................................................32
                  (f)      Adverse Proceedings...................................................................32
                  (g)      Title, Engineering and Environmental Examination......................................33
                  (h)      Time Brokerage Agreement Compliance...................................................33
                  (i)      Material Adverse Change...............................................................33
                  (j)      Acquisition of Assets.................................................................33
                  (k)      Relocation of KRDG(FM) Antenna Tower..................................................33
                  (l)      Repair or Correction of Existing Condition............................................34

CONDITIONS PRECEDENT TO ALTA'S OBLIGATION TO CLOSE

         25.      Conditions Precedent to Alta's Obligations.....................................................34
                  (a)      Representations, Warranties and Covenants.............................................34
                  (b)      Purchase Price........................................................................34
                  (c)      Delivery of Closing Documents.........................................................34
                  (d)      Final Order...........................................................................34
                  (e)      Consents..............................................................................34
                  (f)      Adverse Proceedings...................................................................35
                  (g)      Issuance of Preferred Stock...........................................................35
                  (h)      Title, Engineering and Environmental Examination......................................35
                  (i)      Refinancing of Alta Senior Debt.......................................................35

                                                                                                               Page
                                                                                                               ----
CLOSING DOCUMENTS
         26.      Closing Documents to be Delivered by Alta......................................................35
         27.      Closing Documents to be Delivered by Regent and Subsidiary.....................................37
         28.      Escrow Deposit.................................................................................39
         29.      Remedies on Default-Prior to Closing...........................................................39
         30.      Brokerage......................................................................................40
         31.      Survival of Representations and Warranties.....................................................40

MISCELLANEOUS PROVISIONS

         32.      Time Brokerage Agreement.......................................................................41
         33.      Headings.......................................................................................41
         34.      Execution......................................................................................41
         35.      Notices........................................................................................41
         36.      Disclosure.....................................................................................42
         37.      Receipt of Series E Preferred Stock............................................................42
         38.      Amendment or Termination.......................................................................42
         39.      Entire Agreement...............................................................................43
         40.      Governing Law..................................................................................43
         41.      Successors and Assigns.........................................................................43
         42.      Exhibits.......................................................................................43

                               AGREEMENT OF MERGER

         THIS AGREEMENT is made and entered as of this 10th day of October, 1997, by and among REGENT COMMUNICATIONS, INC., a Delaware corporation (hereinafter referred to as "Regent"), REGENT ACQUISITION CORP., a Delaware corporation (hereinafter referred to as "Subsidiary"), and ALTA CALIFORNIA BROADCASTING, INC., a California corporation (hereinafter referred to as "Alta").

                                    PREAMBLE

                               W I T N E S E T H:

         THAT, WHEREAS, Alta is the owner, operator and licensee of Radio Station KRDG(FM), Shingletown, California; and

         WHEREAS, Alta holds an option to purchase, and will purchase prior to the Closing Date, all of the tangible and intangible assets used or held by Power Surge, Inc. for use in the operation of KRRX(FM), Burney, California and KNRO-AM, Redding, California; and

         WHEREAS, Alta intends to acquire, and will acquire prior to the Closing Date, all of the tangible and intangible assets used or held by Northern California Broadcasting, Inc. for use in the operation of KNNN(FM), Central Valley, California; and

         WHEREAS, Subsidiary is a wholly-owned subsidiary of Regent; and

         WHEREAS, the Board of Directors of Alta and the Board of Directors of Subsidiary deem it advisable that Alta (sometimes referred to as "the Disappearing Corporation") be merged into Subsidiary (sometimes referred to as "the Surviving Corporation") under the laws of the State of Delaware and California in the manner provided therefor pursuant to Section 251 and related sections of Title 8 of the Delaware Code and Section 1108 and related sections of Chapter 11 of the California Corporation's Code; and

         WHEREAS, as a result of such merger, Regent will own all of the outstanding capital stock of Alta; and

         WHEREAS, control of Alta may not be transferred without prior written consent of the Federal Communications Commission; and

         WHEREAS, Regent, Subsidiary, and Alta have negotiated the terms and conditions of such merger, including the consideration to be paid to Redwood Broadcasting, Inc., the sole stockholder of Alta (hereinafter sometimes referred as "Redwood" or "Stockholder").

         NOW, THEREFORE, in consideration of the mutual promises and the conditions hereinafter contained, and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

                               DEFINITION OF TERMS
                               -------------------

         1. DEFINITION OF TERMS. In addition to the words and terms defined in the recitals and elsewhere in this Agreement, the following terms shall have the following meanings:

                  (a) "Alta Stock" means all shares of the capital stock of Alta outstanding on the Closing Date and all options, warrants and other rights to acquire the capital stock of Alta (by exchange, conversion, exercise of options, or otherwise) outstanding on the Closing Date.

                  (b) "Best Knowledge" means actual knowledge plus knowledge which should be possessed by a reasonably prudent person in the same or similar capacity as the person or persons to whom Best Knowledge is attributed. "Best Knowledge of Alta" means the Best Knowledge of those persons who are the members of the Board of Directors, the executive officers, Chief Engineer and Chief Financial Officer of Alta on the date of this Agreement, in their capacities as such, as well as in all other capacities, including but not limited to that of officer or employee of Alta. "Best Knowledge of Regent" means the Best Knowledge of Terry S. Jacobs and William L. Stakelin.

                  (c) "Broadcast Assets" means:

                           (i) The Licenses listed on Exhibit l(k) and the
Public Inspection File maintained in connection therewith.

                           (ii) All contracts for the sale of broadcast time or
advertising on the Stations for cash which are valid and enforceable as of the Closing Date.

                           (iii) All contracts for the sale of broadcast time or
advertising on the Stations in exchange for merchandise or services (or a combination of merchandise or services and cash) which are valid and enforceable as of the Closing Date.

                           (iv) All other leases, contracts and agreements
relating to the operation of the Stations and which are in effect on the Closing Date, including without limitation those described in Exhibit 20(k-1).

                           (v) All the tangible property, assets, furniture,
fixtures, supplies, materials, goods, transmitters and equipment of Alta used or useful in the operation of the Stations, including, without limitation, those listed on Exhibit 20(s) and including replacements thereof or additions thereto made between the date hereof and the Closing Date, less any retirements made in the ordinary and usual course of business.

                           (vi) Goodwill, privileges, permits, copyrights,
logos, jingles, service marks, trademarks and trade names (including rights in applications in connection therewith), and other intangible rights (including rights to the call letters of the Stations) used or owned by Alta for use in the operation of the Stations or in connection therewith.

                           (vii) The correspondence, files, records, stock
books, minute books, books of account, logs, advertising lists, copy and other files, books, writings and records of Alta.

                           (viii) All accounts and notes receivable of Alta as
of the Closing Date.

                           (ix) The real property owned by Alta as of the
Closing Date, including without limitation that which is described in Exhibit 20(t).

                           (x) All other things owned by Alta (including,
without limitation, cash on hand) used or useful in the operation of the Stations and not disposed of in the ordinary and usual course of business; provided, however, the Broadcast Assets shall not include those items listed on
Exhibit 1(c)(x).

                  (d) "Budget" means the Consolidated 1997 Budget projections of Alta, a copy of which is attached hereto as Exhibit 1(d).

                  (e) "Closing Date" means the date, time and place designated by not less than four (4) days' written notice from Subsidiary to Alta, which date shall not be less than five (5) days and not more than ten (10) days after the occurrence of the later of the Final Order or the satisfaction of any condition imposed by the Commission pursuant to the Commission's Order, or such other date within the effective period (including any extension thereof) of the Commission's order as shall be mutually agreed upon by Alta and Subsidiary. "Closing" means the redemption and cancellation of the Alta Stock, the delivery of the consideration therefor to Redwood, and the execution and delivery of the other documents as provided herein.

                  (f) "Commission" means the Federal Communications Commission.

                  (g) "Commission's Order" means the action of the Commission consenting to the transfer of control contemplated herein.

                  (h) "Constituent Corporations" means Alta California Broadcasting, Inc. and Regent Acquisition Corp.

                  (i) "Final Order" means the Commission's Order as to which the time for filing a request for all administrative or judicial review shall have expired without any such filing having been made, or in the event of such filing, the Commission's Order shall have been reaffirmed or upheld and the time for seeking further administrative or judicial review with respect thereto shall have expired without any request for such further review having been filed.

                  (j) "Financials" means the audited financial statements for the Stations for the period for the years ended December 31, 1994, 1995, and 1996, and the unaudited financial statements for the Stations for the nine months ended September 30, 1997, and for monthly periods thereafter up to and including the Closing Date, furnished and to be furnished to Regent and consisting of balance sheets, statements of income and retained earnings, and, except for the unaudited Financials, statements of changes in financial position.

                  (k) "Licenses" means all licenses, permits and authorizations issued by the Commission relative to the Stations, as listed and described on
Exhibit 1(k) attached hereto and incorporated by reference herein.

                  (l) "Series E Preferred Stock" means the $5 Series E Convertible Preferred Stock of Regent being issued and delivered to, and acquired by, Redwood under the terms of this Agreement, and having the attributes described on Exhibit 1(l).

                  (m) "Stations" means radio stations KRDG(FM), KNNN(FM), KRRX(FM), and KNRO-AM and the auxiliary stations of all such Stations.

                               AGREEMENT TO MERGE
                               ------------------

         2. AGREEMENT. Alta, a corporation duly organized under the State of California, and Subsidiary, a corporation duly organized and existing under the laws of the State of Delaware, hereby agree that, in accordance with and subject to the terms and conditions set forth herein, upon Effectiveness, Alta shall be merged with and into Subsidiary, the separate corporate existence of Alta shall cease, Subsidiary shall continue in existence and such merger shall in all respects have the effect provided for in Section 259 of the General Corporation Law of the State of Delaware and California Code Section 1107.

         3. ACTION TO EFFECT MERGER. Prior to, from and after Effectiveness, Alta, Subsidiary and Regent shall take all such action as shall be necessary or appropriate, in order to effectuate this merger in accordance with and subject to the terms of this Agreement of Merger and the laws of the State of Delaware and California.

         4. CERTIFICATE OF INCORPORATION AND BY-LAWS. From and after Effectiveness and until thereafter amended as provided by law, the Certificate of Incorporation and the By-Laws of

Subsidiary as in effect immediately prior to Effectiveness shall be and continue to be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

         5. DIRECTORS. The Board of Directors of Subsidiary shall be the Board of Directors of the Surviving Corporation as of and after Effectiveness.

         6. OFFICERS. The following shall be the officers of the Surviving Corporation as of and after Effectiveness to hold office as provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation:

         Chairman of the Board,
         Chief Executive Officer, Treasurer.....................Terry S. Jacobs
         President, Chief Operating
         Officer, Secretary.................................William L. Stakelin
         Vice President-Finance,
         Assistant Secretary.....................................Matthew Yeoman
         Assistant Secretary        ......................Christina Tenhundfeld
         Assistant Secretary.....................................Alan C. Rosser

         7. STOCKHOLDER APPROVAL; EFFECTIVENESS OF MERGER. This Agreement of Merger has been approved by the stockholder of Alta and the stockholder of Subsidiary as provided by the applicable laws of the States of Delaware and California. If this Agreement is not terminated or abandoned in accordance with its terms, this Agreement of Merger shall be executed and certified by Alta and Subsidiary pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, and the Constituent Corporations shall prepare, file and record with the Secretary of State of Delaware a Certificate of Merger in the form provided under such Section 251(c) as soon as practicable after the Closing, and shall thereafter file with the California Secretary of State a certified copy of the Certificate of Merger. The merger shall become effective upon the due and proper filing of the Certificate of Merger as herein provided, herein sometimes called the "Effectiveness."

         8. AUTHORIZED SHARES OF SURVIVING CORPORATION. Subsidiary presently has authorized capital stock of 1,000 common shares, $1.00 per share par value, of which 100 shares are issued and outstanding to Regent.

         9. AUTHORIZED SHARES OF DISAPPEARING CORPORATION. Alta presently has authorized and outstanding capital stock consisting of the following:

                                                 Total             Total
                                             Authorized          Outstanding
                  Capital Stock                 Shares             Shares
                  -------------                 ------             ------

                  Common                    1,000,000            30,000

                            MODE OF EFFECTING MERGER
                            ------------------------

         10.      Cancellation of Shares.
                  -----------------------

                  (a) At Effectiveness, by virtue of the merger and without any action on the part of the holder of the capital stock of Subsidiary, each issued and outstanding share of the capital stock of Subsidiary shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

                  (b) At Effectiveness, all outstanding shares of Alta stock and all outstanding options and warrants to purchase Alta stock shall be redeemed and canceled, and each share held in Alta's treasury shall, by virtue of the merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired and shall cease to exist. At the Closing, Redwood shall surrender for redemption and cancellation its certificate or certificates evidencing all of the outstanding shares of Alta Stock.

         11. FUNDING OF CONSIDERATION FOR ALTA STOCK. On or before the Closing Date, Regent shall have made a contribution to the capital of Subsidiary, in cash or cash equivalent, in the amount of at least $1,000,000. In addition, on or before the Closing Date, Regent shall have issued to Subsidiary at least 200,000 shares of Series E Preferred Stock.

         12. PAYMENT OF CASH AND ISSUANCE OF PREFERRED STOCK. Subject to the provisions of paragraph 13 hereof, at the Closing, Subsidiary shall:

                  (a) Cause to be delivered to Escrow Agent 20,000 shares of Series E Preferred Stock, to be held, administered and released in accordance with the Indemnification Escrow Agreement provided for in paragraph 22 hereof (the "Indemnification Escrow Agreement"), which securities will be held in escrow for a period of one (1) year after the Closing Date, and will be used to satisfy indemnification claims of Regent or Subsidiary pursuant to paragraph 22 hereof; and

                  (b) Cause to be delivered to Redwood a certificate or certificates for 180,000 fully paid and nonassessable shares of Series E Preferred Stock; and

                  (c) Deliver to Redwood One Million Dollars ($1,000,000) by wire transfer of immediately available funds subject to adjustment pursuant to the provisions of paragraph 13(b) below.

                                 PURCHASE PRICE
                                 --------------

         13. (a) CONSIDERATION BEFORE ADJUSTMENTS. Subject to the provisions of paragraph 24(k), the consideration to be paid for the Alta Stock before adjustments as provided in paragraph 13(b) below (the "Consideration Before Adjustments") will consist of the following:

                           (i) One Million Dollars ($1,000,000) in cash; plus

                           (ii) Two Hundred Thousand (200,000) shares of Series
E Preferred Stock.

             (b) CONSIDERATION AFTER ADJUSTMENTS. At the Closing, a computation shall be compiled by Alta setting forth as of the Closing Date the amount of Alta's Cash (as hereinafter defined) and all known Liabilities of Alta as set forth below ("Closing Statement"). The Consideration Before Adjustments shall be adjusted as follows:

                           (i) if the amount of Liabilities exceeds the amount
of Cash, as shown on the Closing Statement, by less than $116,476, then the Consideration Before Adjustments shall be adjusted upward by the amount by which such excess is less than $116,476; and

                           (ii) if the amount of Liabilities exceeds the amount
of Cash, as shown on the Closing Statement, by more than $116,476, then the Consideration Before Adjustments shall be adjusted downward by the amount by which such excess is greater than $116,476.

         The Consideration, as so adjusted, shall hereinafter be referred to as the "Consideration After Adjustments". In the event any adjustments are made to the Consideration Before Adjustments pursuant to the terms of this paragraph 13(b), such adjustments shall be made such that of the total Consideration After Adjustments payable to Redwood for the Alta Stock, one half shall be payable in cash and one half shall be payable in shares of Series E Preferred Stock, based on a per share stated value of $5.00, with any fractional share rounded up to the next whole share and a corresponding reduction to the cash payment to take into account such rounding adjustment.

         As used herein, "Cash" shall mean cash on hand and in banks, certificates of deposit, treasury bills and marketable securities and other cash equivalents, accounts receivable (less adequate reserves) and any other current asset listed on Alta's balance sheet).

         As used herein, the term "Liabilities" shall mean at the Closing Date the amount of all the liabilities of Alta that should be recorded on a balance sheet or disclosed in the notes to the financial statements as of that date computed in accordance with generally accepted accounting principles applied on a basis consistent with those followed in the preparation of the financial statements described in paragraph 1(i) and shall include (i) accounts payable,
(ii) all indebtedness, (iii) any unpaid bonuses, severance or vacation pay accrued to employees for the period ending on the day prior to the Closing Date,
(iv) trade and barter obligations, and (v) all other items which in accordance with generally accepted accounting principles consistently applied should be included as Liabilities of Alta, but excluding those liabilities of Alta identified as Alta Senior Debt on Exhibit 20(i) existing as of the Closing Date (provided, however, if the Alta Senior Debt exceeds $1,500,000 as of the Closing Date, the amount of the excess over $1,500,000 shall not be excluded and shall be included as a Liability for purposes of calculating the Consideration After Adjustments. For purposes of the determination of Liabilities, all expenses relating to Alta and arising from the conduct of Alta's business and operation of the Stations (including without limitation such items as taxes, license fees, utilities, and rents) shall be prorated between Regent and Alta in accordance with generally accepted accounting principles as of 11:59 p.m. Pacific time, on the date immediately preceding the Closing Date.

                                   FCC MATTERS
                                   -----------

         14. COMMISSION CONSENT TO TRANSFER OF CONTROL. Notwithstanding anything herein to the contrary, the terms and conditions of this Agreement are subject to a Final Order prior to Closing granting consent to the transfer of control of Alta as a result of the merger.

         15. APPLICATIONS FOR CONSENT - COOPERATION OF THE PARTIES. Regent and Alta shall file an application for transfer of control by not later than five
(5) business days from the date of this Agreement. They shall promptly and diligently file and expeditiously prosecute all necessary or desired amendments to such application, briefs, pleadings, documents and supporting data, and take all such actions and give all such notices as may be required or requested by the Commission or as may be appropriate in an effort to expedite the consent of the Commission to the transfer of control of Alta as a result of the merger.

         16. COSTS AND EXPENSES. Alta, Subsidiary and Regent each shall bear its own legal fees and other costs and expenses with respect to this transaction, including preparation and prosecution of Commission applications. The cost of filing fees and grant fees, if any, imposed by the Commission shall be borne equally by the parties. Alta shall pay all sales, transfer and documentary taxes, if any, in respect of the Alta Stock. All other fees and expenses payable by Alta but not paid prior to Closing shall be treated as a current liability of Alta at Closing and will be paid by the surviving entity at Closing.

         17. OPERATION OF THE STATIONS BEFORE CLOSING. Subject to Regent's time brokering of the Stations pursuant to the Time Brokerage Agreement, between the date of this Agreement and the Closing Date, Alta (i) will continue to operate the Stations in good faith, in the ordinary and usual course of business, under the terms of the Licenses substantially in accordance with past practices, and as stated in paragraph 20(y) of this Agreement and (ii) will file with the Commission all documents required to be filed in connection with the operation of the Stations. Between the date hereof and the Closing Date, Alta and Regent shall each provide the other with copies of all correspondence received from or filed with the Commission relating to the Stations, the above applications or any amendments of the same.

         18. CONTROL AND ACCESS. Subject to Regent's time brokering of the Stations pursuant to the Time Brokerage Agreement, prior to Closing, Regent and its agents shall not directly or indirectly (i) control, supervise or direct, or
(ii) attempt to control, supervise or direct, the operations of the Stations. Except as otherwise provided herein, such operations shall be the sole responsibility of and in the complete discretion of Alta. Regent shall, however, be permitted reasonable observation, access and inspection of the records and property of the Stations during regular business hours and be furnished on a monthly basis (within 20 days following the end of each month) a profit and loss statement and such other financial statements including historical statements, relating to the Stations as it may reasonably request and as are regularly prepared by Alta in the ordinary course of the business of the Stations.

         19. TIME FOR COMMISSION CONSENT-TERMINATION. If no Final Order consenting to the transfer of control of Alta to Regent is secured on or before September 30, 1998, this Agreement may be terminated at the option of either Alta or Subsidiary upon the giving of ten (10) days written notice to the other and, in the absence of material breach by any of the parties, Regent, Subsidiary and Alta shall thereupon be released and discharged of all obligations hereunder, and the Escrow Deposit under paragraph 28 shall be refunded to Regent.

                           COVENANTS, REPRESENTATIONS
                             AND WARRANTIES OF ALTA
                             ----------------------

         20. COVENANTS, REPRESENTATIONS AND WARRANTIES OF ALTA. Alta makes the following covenants, representations and warranties:

                  (a) CORPORATE STANDING AND AUTHORITY.

                           (i) Alta is, and on the Closing Date will be, a
corporation duly organized, validly existing and in good standing under the laws of the State of California; authorized to conduct business within the State of California (being the only state in which Alta's offices, equipment, facilities and other tangible Broadcast Assets are situated); and with all corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                           (ii) This Agreement and the transactions contemplated
hereby have been ratified, adopted and approved by the Board of Directors and the Stockholder of Alta, and copies of all corporate proceedings of Alta relating to such authorization and approval, certified by its Secretary, will be promptly delivered to Regent. This Agreement constitutes a valid and binding obligation of Alta, enforceable against it in accordance with its terms, subject to bankruptcy laws, other federal and state laws affecting creditors' rights generally and the availability of equitable remedies.

                  (b) OWNERSHIP OF ALTA STOCK. Based upon a certificate of Redwood to be delivered on or before the Closing Date and upon the stock records of Alta:

                           (i) all of the Alta Stock is owned by Redwood free
and clear of all liens, encumbrances, charges and assessments;

                           (ii) at the Closing, Redwood will own the Alta Stock,
which will be all of the outstanding capital stock of Alta and all of the outstanding options, warrants or other rights to acquire capital stock of Alta;

                           (iii) there will be no restrictions with respect to
the redemption and cancellation of the Alta Stock in accordance with the terms of this Agreement;

                           (iv) the Alta Stock is free and clear of all liens,
encumbrances, claims, charges, assessments and restrictions (other than restrictions on transferability imposed under federal or state securities laws); and

                           (v) none of the Alta Stock is owned or voted by an
alien or a foreign government or a corporation organized under the laws of a foreign country or by the representative of any of the above.

                  (c)      CORPORATE POWER.   Alta:

                           (i) has all requisite corporate power and authority
to own, lease and operate the Broadcast Assets and to carry on the business of the Stations as now being conducted by it and as proposed to be conducted by it between the date hereof and the Closing Date;

                           (ii) has obtained all licenses, permits or other
authorizations and has taken all actions required by applicable law or governmental regulations which are material to its business as now conducted;

                           (iv) has taken all necessary and proper corporate
action to enter into this Agreement and to consummate the transactions referred to or set forth in this Agreement.

                  (d) CAPITAL STOCK. Alta has authorized and outstanding capital stock consisting solely of the following:

                                         Total                       Total
                                       Authorized                 Outstanding
                  Capital Stock          Shares                      Shares
                  -------------          ------                      ------

                  Common               1,000,000                    30,000


                  (e) DUE AUTHORIZATION, ETC. All of the outstanding capital stock of Alta has been duly and validly authorized and issued and is fully paid and nonassessable and none of such securities has been issued or acquired in violation of any preemptive, subscription or other rights to purchase or acquire such securities or in violation of the Securities Act of 1933, as amended (the "Act"), or the securities or blue sky or any other applicable laws or regulations of any jurisdiction.

                  (f) AFFILIATES. Except as set forth on Exhibit 20(f), Alta does not own, directly or indirectly, any interest in any corporation, business trust, joint stock company or other business organization, association, partnership or venture.

                  (g) RIGHTS TO ACQUIRE SECURITIES. Except as identified on
Exhibit 20(g), there are no outstanding rights, warrants, options, subscriptions, agreements, or commitments giving anyone any current or future right to require Alta to sell or issue any capital stock or other securities or any agreement or arrangement restricting the right of Alta to issue or sell any capital stock or other securities.

                  (h) CORPORATE RECORDS. The minute books of Alta reflect accurately all action taken by the Stockholder, the Board of Directors and the committees of such Board and will reflect accurately all action required to be taken by the Closing by the Stockholder, such Board and the committees of such Board to enable Alta to execute and perform this Agreement and all transactions contemplated hereunder, and contain true and complete copies of the Certificate of Incorporation and By-Laws of Alta, and all amendments thereto. The stock certificate books and share ledger of Alta reflect accurately all information called for thereon and all issuances and transfers in the capital stock of all classes. All issuances and transfers reflected in said stock certificate books and ledger were duly and validly taken in compliance with the laws of the applicable jurisdiction.

                  (i) TITLE TO BROADCAST ASSETS. Alta has with respect to KRDG(FM), and will have prior to the Closing Date with respect to the other Stations, good and marketable title to all of the Broadcast Assets, free and clear of all liens, mortgages, pledges, conditional sales agreements, security interests, charges and encumbrances, except those listed on Exhibit 20(i), all of which will be released and discharged on or prior to the Closing Date, except as noted on Exhibit 20(i).

                  (j) FINANCIAL STATEMENTS; BUDGET. The Financials heretofore furnished to Regent, as well as all financial information supplied, or to be supplied, pursuant to paragraph 18 fairly present or will fairly present the financial position and results of operations of Alta as of the dates there of and for the periods represented. All said Financials and financial information, where applicable, have been or will be prepared in accordance with generally accepted accounting principles consistently applied, subject in the case of interim statements to standard year-end audit adjustments, the absence of footnotes, and accounting for barter transactions.

         The Budget was prepared based upon assumptions which were reasonable and justifiable at the time of its preparation and, after taking into account actual conditions known to Alta to, and as of, the date of this Agreement, continue to be reasonable as of the date of this Agreement.

                  (k) CONTRACTS.

                           (i) Exhibit 20(k-1) is a complete list or description
of all written and oral contracts relative to the Stations in existence at the date of this Agreement which are enforceable against Alta, excluding:

                                    (A) oral employment arrangements with
Station employees;

                                    (B) written employment arrangements with
Station employees terminable without penalty or severance pay on no more than two (2) weeks' notice;

                                    (C) contracts for the sale of radio time or
advertising which conform to the representations of subparagraph (k)(ii) below;

                                    (D) contracts for the use, rental, or lease
of office equipment (other than telephone and computer equipment); and

                                    (E) other miscellaneous contracts not
uncommon to broadcast properties which do not exceed $50,000 of expenditures or revenues annually in the aggregate. All contracts for the sale of broadcast time or advertising on the Stations in exchange for merchandise or services on or after the date hereof which will not be fully performed by the Closing Date to which Alta is a party or by which it is bound are listed on Exhibit 20(k-2) and are pre-emptible for cash sales with the exception of those identified on
Exhibit 20(k-2) as not pre-emptible for cash sales. True and complete copies of all contracts, leases and agreements listed in Exhibit 20(k-1) have been made available to Regent. Alta is and on the Closing Date will be current in all of its obligations under all of the contracts, leases and agreements listed on
Exhibit 20(k-1) and identified by mutual agreement of the parties hereto as a material contract, lease or agreement, and each such material contract, lease and agreement shall be in full force and effect and will not be impaired by any acts or omissions within the reasonable control of Alta, its agents or employees on the Closing Date except for those that shall previously have expired by passage of time in accordance with their respective terms. Except as set out on
Exhibit 20(k-1), there shall not, on the Closing Date, be any other contracts not of the types excluded from being listed on Exhibit 20(k-1) outstanding with respect to the operation of the Stations.

                           (ii) Except as set forth on Exhibit 20(k-1), none of
the contracts for the sale or provision of radio time or advertising to be fulfilled in whole or in part after the Closing Date (A) shall be for rates substantially below the generally prevailing rates, as opposed to existing rate card rates, in effect as of the date such contracts were executed, (B) shall be commissionable to any employee after he has left the employ of any of the Stations, (C) shall be commissionable (exclusive of incentive bonuses) at more than fifteen percent (15%) of net with respect to national account business and, with respect to all other account business, in excess of the percentages set forth on Exhibit 20(k-3) except where procured by a recognized representative of the particular

Station the contract with whom is set forth on such Exhibit, or (D) shall be subject to end-rate discounts.

                           (iii) on the Closing Date, to the extent any
assignment may be necessary, Alta will have full legal right and power to assign its rights under all the material contracts, leases and agreements to Regent or any wholly owned subsidiary of Regent as a result of the merger.

                           (iv) Except as set forth on Exhibit 20(k-1) or
Exhibit 20(i), Alta is not a party to any written or oral:

                                    (A) agreement or indenture relating to the
borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien on, any material asset or material group of assets of Alta;

                                    (B) guarantee of any obligation; or

                                    (C) agreement whereunder Alta or any
successor is obligated to make any conditional or other payment based upon the future performance of Alta or the Stations.

                  (l) GOVERNMENT AUTHORIZATIONS.

                           (i) Exhibit 1(k) hereto contains a true and complete
list of all Licenses and other licenses, permits or other authorizations from governmental and regulatory authorities which are required for the lawful conduct of the business and operations of the Stations in the manner and to the full extent they are presently conducted (including, without limitation, auxiliary licenses associated with each Station), except for such licenses, permits and authorizations the failure of which to obtain would not have an adverse effect on Regent or the Stations. Alta has delivered to Regent true and complete copies of the Stations' Licenses and the other licenses, permits and authorizations listed in Exhibit 1(k), including any and all amendments and other modifications thereto.

                           (ii) As specified in Exhibit 1(k), Alta is the
authorized legal holder of the Licenses and other licenses, permits and authorizations listed in Exhibit 1(k). Except as set forth in Exhibit 1(k), none of the Licenses and other licenses, permits and authorizations listed in Exhibit 1(k) is subject to any restrictions or conditions which would materially limit the full operation of the Stations as now operated.

                           (iii) Except as set forth in Exhibit 1(k), and except
for matters affecting the radio broadcast industry generally, there are no applications, complaints, petitions or proceedings pending or, to the Best Knowledge of Alta, threatened as of the date hereof before the FCC or any other governmental or regulatory authority relating to the business or operations of the Stations. Except as set forth in Exhibit 1(k), the Licenses and the other licenses, permits and authorizations listed in Exhibit 1(k) are in good standing, are in full force and effect and are unimpaired by any act or omission of Alta or its stockholder, officers, directors or employees. The operations of the Stations are in accordance with the Licenses and the underlying construction permits and the other licenses, permits and authorizations listed in Exhibit 1(k). No proceedings are pending or, to the Best Knowledge of Alta, threatened, and there has not been any act or omission of Alta or any of its officers, directors, stockholder or employees, which may result in the revocation, modification, non-renewal or suspension of any of the Licenses or the other licenses, permits and authorizations listed in
Exhibit 1(k), the denial of any pending applications, the issuance of any cease and desist order, the imposition of any administrative actions by the FCC or any other governmental or regulatory authority with respect to the Licenses or the other licenses, permits and authorizations listed in Exhibit 1(k) or which may affect Regent's ability to continue to operate the Stations as they are currently operated.

                           (iv) Each Station is operating with the maximum
facilities specified in the respective Station License.

                           (v) To the Best Knowledge of Alta: (i) none of the
Stations is causing objectionable interference to the transmissions of any other broadcast station or communications facility nor have any of the Stations received any complaints with respect thereto; and (ii) no other broadcast station or communications facility is causing objectionable interference to respective transmissions of either Station or the public's reception of such transmissions.

                           (vi) Alta has no reason to believe that the Licenses
and the other licenses, permits, or authorizations listed in Exhibit 1(k) will not be renewed in their ordinary course.

                           (vii) All reports, forms, and statements required to
be filed by Alta with the FCC with respect to the Stations since the grant of the last renewal of the Licenses have been filed and are substantially complete and accurate.

                           (viii) To the Best Knowledge of Alta, there are no
facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify Alta as assignor of the Licenses or cause the Licenses and the other licenses, permits and authorizations listed in Exhibit 1(k) not to be renewed in their ordinary course.

                           (ix) The operation of the Stations and all of the
Broadcast Assets are in compliance in all respects with ANSI Radiation Standards C95.1 - 1982.

                  (m) MANAGEMENT, KEY EMPLOYEES AND ACCOUNTS. Exhibit 20(m-1) sets forth the names of all employees whose compensation (including without limitation, salaries, bonuses and commissions) from Alta for the year ended December 31, 1996 or for the current year on an annualized basis exceeds $20,000. Exhibit 20(m-2) sets forth the name of each bank or savings institution in which Alta has an account or safe deposit box.

                  (n) TAX ELECTIONS. Alta has not filed a consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1954, as amended, with regard to any property held, acquired or to be acquired at any time.

                  (o) RELATED TRANSACTIONS. All outstanding debts and other obligations of Alta to its Stockholder or officers or directors are listed on
Exhibit 20(o), except for those incurred for normal travel and entertainment in connection with the conduct of the business of the Stations, and were incurred in return for fair and adequate consideration paid or delivered by them in cash, services, or other property. All debts of the Stockholder or any of Alta's officers or directors to Alta are listed on Exhibit 20(o) and reflected on the Financial Statements. Since December 31, 1996, Alta has not made any advances or loans to its Stockholder or any officers, directors, employees or agents or its affiliates or associates, or advances for reasonable and necessary business expenses and salespersons' commissions, except as disclosed in Exhibit 20(o).

                  (p) TAXES. Except as set forth on Exhibit 20(p), Alta has filed all federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns required by law to be filed by it. All returns identified on Exhibit 20(p) to be filed will be filed and all taxes required to be paid in respect of the periods covered by such returns will be paid prior to the Closing Date. Alta has delivered to Regent true and complete copies of all federal, state and local tax returns of the Company as filed for the years ended December 31, 1993, 1994, 1995, and 1996. Alta has duly paid or accrued all taxes required to be paid by it in respect of the periods covered by all such returns, whether or not shown on such returns, and all interest and penalties thereon, whether disputed or not, and Alta has no liability for taxes in excess of the amounts so paid. All of the tax liabilities of Alta for the current year to date and all prior years, whether or not they have become due and payable, have been paid in full or adequately reserved for, and to the extent tax liabilities have accrued but not become payable, they are reflected on the books of Alta or in the Financials. Alta has not requested any extension of time within which to file any tax returns which have not since been filed, and no deficiencies for any tax, assessment or governmental charge have been claimed, proposed or assessed by any taxing authority and there is no basis for any such deficiency or claim. The federal income tax returns of Alta have been examined by the federal tax authorities or closed by applicable statute and satisfied for all periods to and including fiscal year 1992; all deficiencies asserted as a result of such examinations have been paid or finally settled; and no state of facts exists or has existed which might constitute grounds for the assessment of any further tax liability with respect to the periods which have been audited by the federal, state, local or foreign taxing authorities. There are no present disputes as to taxes of any nature payable by Alta which in any event could adversely affect any of the Broadcast Assets or the operation of the Stations. Except as set forth on Exhibit 20(p), Alta has not been advised that any of its tax returns, federal, state, local or foreign, have been or are being audited. Alta does not have as of the date hereof any liability, fixed or contingent, for any unpaid federal, state or local taxes or other governmental or regulatory charges whatsoever (including without limitation withholding and payroll taxes). As used herein, the term "tax" includes, without limitation, all federal, state, local and foreign income, profits, sales, use, occupancy, excise, added value, employees' income withholding, social security, franchise, property, and all other governmental taxes, license fees and other changes of every kind and description and related governmental charges imposed by the laws and regulations of any governmental jurisdiction, whether such taxes are due or claimed to be due from them by federal, state, local or foreign taxing authorities.

                  (q) EMPLOYEE BENEFIT PLANS. On the date hereof and on the Closing Date, Alta will not have in effect any bonus, premium, group insurance, retirement, stock option, pension, profit sharing or similar plan or any employment agreement with respect to any of its employees except as set forth on
Exhibit 20(q), Exhibit 20(k-1) and Exhibit 20(k-3).

                  (r) COMPLIANCE WITH FCC REGULATIONS. Except as specified in
Exhibit 20(r), the operation of the Stations and all of the Broadcast Assets are in compliance in all material respects with: (a) all applicable engineering standards required to be met under applicable FCC rules; and (b) all other applicable federal, state and local rules, regulations, requirements and policies, including, but not limited to, equal employment opportunity policies of the FCC, and all applicable painting and lighting requirements of the FCC and the Federal Aviation Administration to the extent required to be met under applicable FCC rules and regulations, and there are no filed claims to the contrary.

                  (s) PERSONAL PROPERTY. Without material omission, Exhibit 20(s) hereto contains a list of all items of tangible personal property owned by Alta and used in the conduct of the business and operations of the Stations.
Exhibit 20(s) also separately lists any tangible personal property leased by Alta pursuant to leases included within the Contracts. Except as disclosed in
Exhibit 20(s), Alta has good and marketable title to all of the items of tangible personal property which are included in the Broadcast Assets (other than those subject to lease) and none of such Broadcast Assets is, or at the Closing will be, subject to any security interest, mortgage, pledge, lease, license, lien, encumbrance, title defect or other charge, except for liens for taxes not yet due and payable. The properties listed in Exhibit 20(s), along with those properties subject to lease and included among the Contracts, constitute all tangible personal property necessary to operate the Stations as the same are now being operated. Except as set forth in Exhibit 20(s), all items of tangible personal property included in the Broadcast Assets are in good and technically sound operating condition and repair (ordinary wear and tear excepted), are free from all material defect and damage, are suitable for the purposes for which they are now being used, and have been maintained in a manner consistent with generally accepted standards of good engineering practice.

                  (t) REAL PROPERTY.


                           (i) Exhibit 20(t) hereto contains a complete and
accurate list and description of all real property (including without limitation, real property relating to the towers, transmitters, studio sites and offices of the Stations) used by Alta in connection with the operations of the Stations (the "Real Estate") and includes the name of the record title holder(s) thereof and a list of all indebtedness secured by a lien, mortgage or deed of trust thereon. Alta has good and marketable title in fee simple to all the Real Estate specified as owned by it in Exhibit 20(t), free and clear of all liens, charges, security interests, physical and financial encumbrances, leases, covenants, restrictions, rights of way, easements, encroachments, other matters affecting title, and adverse claims of any kind, direct or indirect, whether accrued, absolute, contingent or otherwise, except for those of the nature set forth in Exhibit 20(s) or 20(t). With respect to each of the buildings, structures and appurtenances situated on the Real Estate, Alta has adequate rights of ingress and egress for operation of the business of the Company in the ordinary course. None of the buildings, structures, improvements, or fixtures constructed on the Real Estate, including without limitation towers, guy wires and guy anchors, and ground radials, nor the operation or maintenance thereto, violates any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation, or encroaches on any property owned by others, and all such buildings, structures, improvements and fixtures are constructed and operated and used in conformance with all "set back" lines, easements, covenants, restrictions, and all applicable building, fire, zoning and health codes. No utility lines serving such real property pass over the lands of a third party except where appropriate easements have been obtained. No condemnation or other legal proceeding or action of any kind relating to such real property and/or title thereto is pending, or to the Best Knowledge of Alta, threatened which would preclude or impair the continued use of any such property by Alta for the purposes for which it is currently used.

                           (ii) Except as described in Exhibit 20(t), all
buildings, structures, towers, antennae, improvements and fixtures situated on the Real Estate are in good and technically sound operating condition, ordinary wear and tear excepted, have no latent structural, mechanical or other defects of material significance, are reasonably suitable for the purposes for which they are being used, and each has adequate rights of ingress and egress, utility service for water and sewer, telephone, electric and/or gas, and sanitary service for the conduct of the business and operations of the Stations as presently conducted.

                           (u) ENVIRONMENTAL. Except as set forth in Exhibit
20(u), Alta has complied with all federal, state and local environmental laws, rules and regulations as in effect on the date hereof applicable to each of the Stations and its operations, including but not limited to the FCC's guidelines regarding RF radiation. The technical equipment included in the Broadcast Assets does not contain any PCBs. No hazardous or toxic waste, substance, material or pollutant (as those or similar terms are defined under the Comprehensive Environmental Response, Compensation and Liability, Act of 1980, as amended, 42 U.S.C. Sections 9601 ET SEQ., Toxic Substances Control Act. 15 U.S.C. Sections 2601 ET SEQ., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq. or any other applicable federal, state and local environmental law, statute, ordinance, order, judgment rule or regulation relating to the environment or the protection of human health ("Environmental Laws")), including but not limited to, any asbestos or asbestos related products, oils or petroleum-derived compounds, CFCs, PCBs, or underground storage tanks, have been released, emitted or discharged (in violation of applicable laws or regulations), or are currently located (in quantities in violation of applicable laws and regulations) in, on, under, or about the real property on which the Broadcast Assets are situated, including without limitation the transmitter sites, or contained in the tangible personal property included in the Broadcast Assets. The Broadcast Assets and Alta's use thereof are not in violation of any Environmental Laws or any occupational, safety and health or other applicable law now in effect.

                  (v) INSURANCE. Exhibit 20(q) and Exhibit 20(v) contain a list and summary of the terms of all insurance coverage owned by Alta. Subject to the terms of the Time Brokerage Agreement, Alta will maintain or cause to be maintained all insurance coverage described in such Exhibits until the Closing Date, and copies of all insurance policies have been delivered to Regent or will be delivered to Regent within three (3) days of when received by Alta but not later than 30 days from the date hereof.

                  (w) ACCOUNTS AND NOTES RECEIVABLE. All accounts and notes receivable of Alta reflected on the Balance Sheet of the Financials or referred to in the notes thereto, and all accounts and notes receivable of Alta created after December 31, 1996, arose from valid transactions in the ordinary course of business with unrelated third parties (except as otherwise disclosed in the Financials or on Exhibit 20(o)), and to the Best Knowledge of Alta, are collectible at their full amount except for bad debt allowance indicated therein.

                  (x) LAWS, REGULATIONS AND INSTRUMENTS. Alta is not in violation of any term of its Certificate of Incorporation or By-Laws. On the date hereof and at Closing, except as set forth on Exhibit 20(l), the Stations are and will be in compliance with all applicable federal, state and local laws, ordinances and regulations. Alta agrees that prior to the Closing Date, if it becomes aware of any violations of the Communications Act of 1934, as amended, or of the Rules and Regulations of the Commission, it will remove all such violations or be responsible for the costs of removing such, including the payment of any fines or forfeitures that may be assessed before or after Closing for any such violations. Alta is not in default with respect to any judgment, order, injunction or decree of any court, administrative agency, or other governmental authority to which Alta is a named party or of which it has received notice.

                  (y) CONDUCT OF STATIONS. Subject to Regent's time brokering of the Stations pursuant to the Time Brokerage Agreement, until the Closing Date, the business of the Stations will be conducted in good faith in substantially the same manner as heretofore. Alta shall use its best efforts (based upon the exercise of reasonably prudent business judgment) to maintain and preserve the present character of the Stations, the quality of their programs, their business organization and makeup and present customers and present business reputation, to keep available to the Stations the services of their present employees, and to maintain and preserve the good will of their advertisers and listeners.

                  (z) DISPOSITION OF ASSETS. Between the date hereof and the Closing Date, Alta will not, without the prior written consent of Regent, transfer, convey or assign to any other person any of the Broadcast Assets unless, (i) in the case of tangible assets included in the Broadcast Assets, the same are replaced by assets of equal quality and usefulness or (ii) such disposition is in the ordinary course of Alta's business and does not exceed $25,000 in the aggregate.

                  (aa) TRANSMITTER SITES. Except as otherwise disclosed on
Exhibit 20(l), none of the Stations' transmitter sites is the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code and no such violation is known to exist. Alta has no knowledge of any encroachment on adjacent property, violation of any zoning ordinance or building code or use or occupancy restriction, or pending or threatened condemnation proceeding which would preclude or impair the use of such real estate or the improvements thereon by Regent, consistent with the terms of the respective Station's transmitter site lease and in the manner and for the purpose for which it is presently used.

                  (bb) LITIGATION. Except as disclosed in Exhibit 20(bb), there is no litigation, action, suit, investigation or proceeding pending, or to the Best Knowledge of Alta, threatened, against Alta which may give rise to any claim against any of the Broadcast Assets material to the operation of the Stations or upon Alta's ability to perform in accordance with the terms of this Agreement, or which might result in a monetary forfeiture in excess of $15,000, in any material adverse effect upon the business operations or assets of Alta, or in any impairment of the right or ability of Alta to carry on its business as now conducted.

                  (cc) NO CONFLICT. Subject to obtaining the required consents under material contracts, leases and agreements identified on Exhibits l(c)(ix), 20(k-1) and 20(i), the execution, delivery and performance of this Agreement are not prohibited by and will not conflict with, constitute grounds for termination of, or result in any breach or violation of, or constitute a default under, the provisions of any material contract, Alta's Certificate of Incorporation or By-laws (or other charter or organizational documents) or any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Alta is a party or by which Alta or any of the Broadcast Assets are bound.

                  (dd) REQUIRED CONSENTS. Except as specifically identified in Exhibits l(c)(ix), 20(k-1) and 20(i), Alta is not a party to or bound by any mortgage, lien, deed of trust, lease, agreement, instrument, order, judgment or decree which would require the consent of another to the execution of this Agreement or prohibit or require the consent of another to, or make unduly burdensome the consummation of, the merger contemplated by this Agreement; and the consummation of the merger contemplated by this Agreement will not result (immediately or upon the giving of notice and/or upon the passage of a period of time) in a breach of any term or provision of or constitute a default under any mortgage, deed of trust, note or other contract, agreement, instrument, license or permit to which Alta is a party, or otherwise give any other party thereto a right to terminate the same or result in an acceleration in the payment due under any note or other contract, agreement, instrument, license or permit which is binding on Alta, or in the creation of any lien, security interest, encumbrance or charge under any of the foregoing on any assets or properties of Alta.

                  (ee) INTELLECTUAL PROPERTY. Exhibit 20(ee) hereto is a true and complete list of all material Intellectual Property applied for, registered or issued to, and owned by Alta or under which Alta is a licensee and which is used in the conduct of Alta's business and operations. Except as set forth on
Exhibit 20(ee): (i) Alta's right, title and interest in the Intellectual Property as owner or licensee, as applicable, is free and clear of all liens, claims, encumbrances, rights, or equities whatsoever of any third party and, to the extent any of the Intellectual Property is licensed to Alta, such interest is valid and uncontested by the licensor thereof or any third party; (ii) all computer software located at the Stations' facilities or used in the Stations' business or operations is properly licensed to Alta, and all of Alta's uses of such computer software are authorized under such licenses; (iii) all of Alta's right, title and interest in and to the Intellectual Property and computer software shall be assignable to Regent at Closing, and upon such assignment (should such assignment be necessary), Regent shall receive complete and exclusive right, title, and interest in and to all tangible and intangible property rights existing in the Intellectual Property; and (iv) there are no infringements or unlawful use of such Intellectual Property by Alta in connection with Alta's business or operations.

                  (ff) QUALIFICATIONS FOR TRANSFER OF CONTROL. Alta is presently a licensee in good standing with the Commission, and Alta has no knowledge of any fact or circumstance that could reasonably prevent approval of the transaction contemplated by this Agreement or the renewal of the Licenses.

                  (gg) PUBLIC INSPECTION FILE. All the documents required by the rules, regulations and policies of the Commission to be maintained in each Station's local public records file are, and will at Closing be, contained in such file and available for public inspection.

                  (hh) ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, except as specifically noted in the Financials or the Budget heretofore delivered or the Exhibits hereto:

                           (i) Alta has not created, assumed, or suffered any
mortgage, pledge, lien or encumbrance on any of the Broadcast Assets;

                           (ii) Alta has conducted the business of the Stations
only in the ordinary course consistent with past practices;

                           (iii) there has not been:

                                    (A) any material adverse change in the
business, assets, capitalization, operations, properties, prospects, or condition (financial or otherwise) of Alta, or any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of the Broadcast Assets;

                                    (B) any sale, assignment, lease or other
transfer or disposition of any of the properties or assets used or intended for use in the operation of the Stations except in the ordinary course of business, in connection with the acquisition of similar property or assets in the normal and usual course of business;

                                    (C) any lease, agreement, contract,
obligation, or commitment entered into in connection with the operation of the Stations except in the normal and usual course of business;

                                    (D) any issuance of bonds, notes or other
corporate securities by Alta;

                                    (E) any declaration of payment or payments
or distribution of cash or other property to the Stockholder with respect to Alta's capital stock; or

                                    (F) any purchase or redemption of any shares
of Alta's capital stock.

                  (ii) PERSONNEL INFORMATION.

                           (i) Exhibit 20(ii) contains a true and complete list
of all persons employed at the Stations, including date of hire, a description of material compensation arrangements (other than employee benefit plans set forth in Exhibit 20(q)) and a list of other material terms of any and all agreements affecting such persons and their employment by Alta. Alta has received no notice that, and Alta is not aware of, any individual employee who shall or is likely to terminate his or her employment relationship with the Stations upon the execution of this Agreement.

                           (ii) Alta, with respect to the Stations, is not a
party to any contract or agreement with any labor organization, nor has Alta agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any employees of Alta at the Stations. Alta has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of Alta at the Stations.

                           (iii) Except as disclosed in Exhibit 20(ii), Alta,
with respect to the Stations, has complied in all material respects with all laws relating to the employment of labor, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes.

                  (jj) OUTSTANDING DEBT. Exhibit 20(jj) correctly lists all outstanding debt of Alta as of the date specified therein (other than short term debt payable on demand or within one year from the creation thereof and incurred in the ordinary course of business).

                  (kk) NEGATIVE COVENANTS. Subject to Regent's time brokering of the Stations pursuant to the Time Brokerage Agreement (which provisions shall control over any inconsistent provision in this paragraph 20(kk), between the date hereof and the Closing Date, Alta will not, without the prior written consent of Regent:

                           (i) Increase the compensation payable or to become
payable to any of the employees of Alta except on a case by case basis and then only such that any increase shall not exceed 6% of any such employee's current salary or except pursuant to contractual commitments described on Exhibit 20(k-1);

                           (ii) Enter into any contract, lease or commitment or
engage in any transaction relating to any of the Stations, other than in the ordinary course of business consistent with past practices;

                           (iii) Cancel, modify, amend, or in any manner within
its reasonable control impair any of the material contracts, leases or other agreements identified on Exhibit 20(k-1) relating to any of the Stations which are included in the Broadcast Assets;

                           (iv) Create any mortgage, pledge, lien or encumbrance
affecting any of the Broadcast Assets which is not paid off concurrently with the Closing;

                           (v) Sell, assign, lease or otherwise transfer or
dispose of any of the Broadcast Assets;

                           (vi) Consolidate with or merge into any other person
or entity or permit any person or entity to merge into or consolidate with it;

                           (vii) Declare, make or incur any liability to make
any dividends or other distributions on its capital stock;

                           (viii) Redeem or otherwise acquire any shares of its
capital stock;

                           (ix) Issue or sell any shares of its capital stock,
warrants, options or other rights to acquire any shares of its capital stock, except for shares issued pursuant to the exercise of warrants or options outstanding as of the date hereof;

                           (x) Amend its Certificate of Incorporation or
By-Laws; or

                           (xi) Borrow or incur any indebtedness unless such
indebtedness is to be paid off concurrently at Closing.

                  (ll) AFFIRMATIVE COVENANTS. Between the date hereof and the Closing Date, Alta will:

                           (i) Give to Regent and its authorized representatives
full access during normal business hours to all properties, books, records, contracts and documents and furnish or cause to be furnished to Regent or its authorized representatives all information with respect to the affairs and business of the Stations as Regent may reasonably request, including monthly profit and loss statements and notice of changes in full-time employees;

                           (ii) Notify Regent in writing of any new litigation
pending or threatened against Alta or any damage to or destruction of any Broadcast Assets;

                           (iii) Furnish to Regent, at Alta's expense,
Financials for each month up to the Commencement Date under the Time Brokerage Agreement;

                           (iv) Promptly notify Regent in writing of any
material adverse developments with respect to the business or operations of Alta;

                           (v) Immediately following the execution of this
Agreement, Alta agrees to diligently pursue obtaining all consents and approvals required to be obtained by it, including those required under the material contracts, leases and agreements identified on Exhibits l(c)(ix), 20(k-1) and 20(i). Within forty-five (45) days after the execution of this Agreement and every twenty (20) days thereafter, Alta will notify Regent of the status of obtaining the required consents and approvals, which consents and approvals have been obtained, and any other information relating thereto; and

                           (vi) Make all payments on its outstanding debt
(including Alta Senior Debt) on a current basis and in accordance with its contractual obligations.

                  (mm) ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, Alta agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transaction contemplated by this Agreement. In case at any time after the Closing any further action is reasonably necessary to carry out the purposes of this Agreement, Alta shall take, or cause to be taken, such action.

                  (nn) JOIN IN EXECUTION OF DOCUMENTS. Alta will join with Subsidiary and Regent, and shall request its Stockholder to join with Subsidiary and Regent, at such time as all conditions precedent to the transactions contemplated by this Agreement have been fulfilled, in executing and delivering all documents which may be necessary or appropriate to effect the transactions contemplated by this Agreement.

                  (oo) FULL DISCLOSURE. No representation or warranty made by Alta contained in this Agreement nor any certificate, document or other instrument furnished or to be furnished by Alta pursuant hereto contains or will contain any untrue statement of a material fact, or omits or shall omit to state any material fact required to make any statement contained herein or therein not misleading. Alta is not aware of any impending or contemplated event or occurrence that would cause any of the foregoing representations not to be true and complete on the date of such event or occurrence as if made on that date. There is no fact which materially adversely affects the business, conditions, affairs or operations of Alta or the Stations which has not been set forth in this Agreement or otherwise disclosed in writing by Alta to Regent or its representatives.


                           COVENANTS, REPRESENTATIONS
                     AND WARRANTIES OF REGENT AND SUBSIDIARY
                     ---------------------------------------


         21. COVENANTS, REPRESENTATIONS AND WARRANTIES OF REGENT AND SUBSIDIARY. Regent, on behalf of itself and on behalf of Subsidiary, makes the following representations, warranties, and covenants:

                  (a) CORPORATE STANDING AND AUTHORITY.

                           (i) Each of Regent and Subsidiary is now and on the
Closing Date will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and on the Closing Date will be in good standing under the laws of any other states in which its offices, equipment, facilities and other tangible assets are situated (except to the extent Subsidiary is deemed to have offices in Kentucky); and has all corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                           (ii) Each of Regent's other subsidiaries is now and
on the Closing Date will be a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; and is qualified as a foreign corporation in good standing under the laws of any other states in which its offices, equipment, facilities and other tangible assets are situated.

                           (iii) This Agreement and the transactions
contemplated hereby have been ratified, adopted and approved by the Boards of Directors of each of Regent and Subsidiary, and by Regent in its capacity as the sole stockholder of Subsidiary, and copies of all corporate proceedings of each of Regent and Subsidiary relating to such authorization and approval, certified by its Secretary, will be promptly delivered to Alta. This Agreement constitutes a valid and binding obligation of Regent and Subsidiary, enforceable in accordance with the terms, subject to bankruptcy laws, other federal and state laws affecting creditors' rights generally and availability of equitable remedies.

                  (b) CORPORATE POWER. To its Best Knowledge, Regent has obtained all licenses, permits or other authorizations and has taken all actions required by applicable law or governmental regulations which are material to its business as now conducted and as of the Closing Date as will be conducted, and has conducted its business in compliance in all material respects with all applicable laws and regulations.

                  (c) CAPITALIZATION. The authorized capital stock of Regent is 10,000,000 shares of Common Stock (of which 591,408 shares are issued and outstanding as of October 10, 1997), and 10,000,000 shares of Preferred Stock, of which 540,000 shares have been designated (and 620,000 shares will be, prior to the Closing Date, designated) Series A Preferred (540,000 shares of which are issued and outstanding as of October 10, 1997), 1,000,000 shares prior to the Closing Date will be designated Series B Preferred (1,000,000 shares of which prior to the Closing Date may be issued and outstanding), 4,000,000 shares prior to the Closing Date will be designated Series C Preferred (up to as many as 4,000,000 shares of which prior to the Closing Date may be issued and outstanding), 1,000,000 shares prior to the Closing Date will be designated Series D Preferred (1,000,000 shares of which prior to the Closing Date may be issued and outstanding), and 250,000 shares prior to the Closing Date will be designated Series E Preferred available for issuance pursuant to the terms of this Agreement. As of the Closing Date and taking into account the issuance of the Series E Preferred Stock pursuant to this Agreement and assuming no other shares of Preferred Stock other than as projected in this paragraph have been issued, the holders of all of the Preferred Stock would be entitled to convert the same into approximately 5,750,000 Common Shares (without taking into account the application of the anti-dilution provisions of such Preferred Stock). Except as stated herein, there are no other outstanding rights, warrants, options, subscriptions, agreements, or commitments giving any current or future right to require Regent to sell or issue any capital stock or other securities or any agreement or arrangement restricting the right of Regent to issue or sell any capital stock or other securities. Between the date hereof and the Closing Date Regent will not issue any additional Common Shares or Preferred Stock, except
(i) pursuant to the conversion of the outstanding Preferred Stock, (ii) pursuant to the exercise of options granted after the date hereof providing for an exercise price no less than the lesser of $5.00 per share and the per share fair market value of the Common Shares on the date of grant, or (iii) for a consideration no less than the lesser of $5.00 per share and the per share fair market value of the Common Shares on the date of issue.

                  (d) JOIN IN EXECUTION OF DOCUMENTS. Regent and Subsidiary will join with Alta at such time as all conditions precedent to the transactions contemplated by this Agreement have been fulfilled, in executing and delivering all documents which may be necessary or appropriate to effect the transactions contemplated by this Agreement.

                  (e) LITIGATION. There is no litigation, action, suit, investigation or proceeding pending, or to the Best Knowledge of Regent and Subsidiary, threatened, against Regent or Subsidiary which may give rise to any claim upon any of Regent's Assets or upon Regent's or Subsidiary's ability to perform in accordance with the terms of this Agreement, or which might result in a monetary forfeiture in excess of $5,000, in any material adverse effect upon the business, operations or assets of Regent or Subsidiary, or in any impairment of the right or ability of Regent or Subsidiary to carry on its business as now conducted.

                  (f) NO CONFLICT. Subject to the obtaining of the consents referred to in paragraph 21(h), the execution, delivery and performance of this Agreement are not prohibited by and will not conflict with, constitute grounds for termination of, or result in any breach or violation of, or constitute a default under, any material laws or regulations or agreement, Certificate of Incorporation or Bylaws, each as amended, or other instrument to which Regent or Subsidiary is a party or by which either is bound.

                  (g) LICENSES. Regent's subsidiaries (other than Subsidiary) hold licenses, permits and authorizations ("Regent's Licenses") issued by the Commission to operate the radio stations owned by said subsidiaries ("Regent's Stations"). Regent's Licenses are free and clear of legal disqualifications or other restrictions of such a nature as would materially limit the full operation of Regent's Stations as presently authorized and conducted. Regent's Licenses are in good standing and have been regularly renewed with the normal expiration date. The operation of Regent's Stations is in accordance with Regent's Licenses. Regent has no knowledge of any matter that might result in the suspension or revocation of Regent's Licenses. There are no Commission citations outstanding with respect to Regent's Stations or their operations. Said Licenses constitute the only permission necessary from the Commission to enable Regent to conduct its broadcasting business as presently conducted and contemplated. There are no petitions to deny, material complaints or proceedings, or applications known by Regent to be pending before the Commission and relating to the business and operation of Regent's Stations.

                  (h) REQUIRED CONSENTS. Except for consents or waivers that may be required under the Company's Certificate of Incorporation or the terms of a Credit Agreement to be executed between Regent and Bank of Montreal, or any of the Loan Documents (as defined in said Credit Agreement), and except for approval of the terms of this Agreement by General Electric Capital Corporation and BMO Financial, Inc. under the terms of certain letter agreements between Regent and each of said parties, neither Regent nor Subsidiary is a party to or bound by any mortgage, lien, deed of trust, lease, agreement, instrument, order, judgment or decree which would require the consent of another to the execution of this Agreement or prohibit or require the consent of another to or make unduly burdensome the consummation of, the merger contemplated by this Agreement; and, except as above noted, the consummation of the merger contemplated by this Agreement will not result (immediately or upon the giving of notice and/or upon the passage of period of time) in a breach of any term or provision of or constitute a default under any mortgage, deed of trust, note or other agreement or instrument to which Regent or Subsidiary is a party, or otherwise give any other party thereto a right to terminate the same or result in an acceleration in the payment due under any note or other agreement or instrument which is binding on Regent or Subsidiary, or in the creation of any lien, security interest, encumbrance or charge under any of the foregoing on any assets or properties of Regent or Subsidiary.

         Immediately following the execution of this Agreement, Regent and Subsidiary agree to diligently pursue obtaining the consent and approval of each of Bank of Montreal, BMO Financial, Inc., and General Electric Capital Corporation to this transaction and of any other party whose consent to the issuance of the Series E Preferred Stock is now or hereafter required. Within thirty (30) days after the execution of this Agreement, Regent will notify Alta of the status of obtaining such consents and approvals and any other information relating thereto. In the event such consents and approvals have not been obtained, despite diligent efforts, such failure of Regent to obtain such consents prior to the Closing shall be deemed a material breach for which Alta shall be entitled to the remedies provided in paragraph 29(a).

                  (i) ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, other than as set forth in Exhibit 21(i) there has not been:

                           (i) Any damage, destruction or loss (whether or not
covered by insurance) materially and adversely affecting the properties of Regent and its subsidiaries, taken as a whole;

                           (ii) Any issuance of bonds, notes or other corporate
securities by Regent;

                           (iii) Any declaration of payment or payments or
distribution of cash or other property to stockholders of Regent with respect to Regent's capital stock; or

                           (iv) Any purchase or redemption by Regent of any
shares of Regent's capital stock.

                  (j) LAWS, REGULATIONS AND INSTRUMENTS. Neither Regent nor Subsidiary is in violation of any term of its Certificate of Incorporation, as may be amended, or By-laws, as may be amended. On the date hereof and at Closing, Regent's Stations will be in compliance in all material respects with all applicable federal, state and local laws, ordinances and regulations. Regent agrees that prior to the Closing Date, if it becomes aware of any violations of the Communications Act of 1934, as amended, or of the Rules and Regulations of the Commission, it will remove all such violations or be responsible for the costs of removing such, including the payment of any fines or forfeitures that may be assessed before or after Closing for any such violations. To its Best Knowledge, neither Regent nor Subsidiary is in default with respect to any judgment, order, injunction or decree of any court, administrative agency, or other governmental authority in any respect material to this transaction.

                  (k) ISSUANCE OF SERIES E PREFERRED STOCK. The Series E Preferred Stock, when and if issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances (other than those created by Redwood), and will not be subject to any restrictions on transferability contained in Regent's Certificate of Incorporation, as amended, or in any agreement to which Regent is a party that are not similarly applicable to other Series of Preferred Stock; provided, however, that such shares may be subject to restrictions on transfer under state securities laws and federal communications and/or securities laws.

                  (l) FINANCIAL STATEMENTS. The unaudited financial statements of Regent, as of December 31, 1996, together with the related statements of operations, stockholders' equity and changes in financial position for the periods then ended, and balance sheets as of such dates, will be delivered to Alta when they have been prepared. Regent will also deliver to Alta as soon as such are available unaudited balance sheets, income statements and statements of changes in financial position of Regent for the nine-month period ended September 30, 1997 (all the foregoing financial statements of Regent referred to as "Regent's Financial Statements"). Regent's Financial Statements will fairly present the financial position of Regent as of the pertinent dates and the results of Regent's operations for the year or periods then ended, in each case in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except for the absence of footnotes and year-end adjustments).

                  (m) NO ADVERSE CHANGES. Except as set forth in Regent's Financial Statements, since December 31, 1996, there has been no material adverse change in the business, operations, prospects, properties or condition (financial or otherwise) of Regent.

                  (n) QUALIFICATIONS FOR TRANSFER OF CONTROL. Regent has no knowledge of any fact or circumstance that could reasonably prevent approval of the transaction contemplated by this Agreement or the renewal of the licenses for any of the Regent Stations.

                  (o) INSURANCE. Exhibit 21(o) contains a list and summary of the terms of all insurance coverage carried by Regent. Regent will maintain or cause to be maintained all insurance coverage described in such Exhibit through the Closing Date, and copies of all insurance policies have been delivered to Alta or will be delivered to Alta within three (3) days of when received by Regent but not later than 30 days from the date hereof.

                  (p) TAXES. Regent has filed all federal, state, local and foreign income, franchise, sales, use, property, excise, payroll and other tax returns required by law to be filed by it. Regent has duly paid or accrued all taxes required to be paid by it in respect of the periods covered by all such returns, whether or not shown on such returns, and all interest and penalties thereon, whether disputed or not, and Regent has no liability for taxes in excess of the amounts so paid. All of the tax liabilities of Regent for the current year to date and all prior years, whether or not they have become due and payable, have been paid in full or adequately reserved for, and to the extent tax liabilities have accrued but not become payable, they are reflected on the books of Regent. Regent has not requested any extension of time within which to file any tax returns which have not since been filed, and no deficiencies for any tax, assessment or governmental charge have been claimed, proposed or assessed by any taxing authority and there is no basis for any such deficiency or claim. There are no present disputes as to taxes of any nature payable by Regent which in any event could adversely affect any of the Broadcast Assets or the operation of the Stations. Regent has not been advised that any of its tax returns, federal, state, local or foreign, have been or are being audited. Regent does not have as of the date hereof any liability, fixed or contingent, for any unpaid federal, state or local taxes or other governmental or regulatory charges whatsoever

(including without limitation withholding and payroll taxes). As used herein, the term "tax" includes, without limitation, all federal, state, local and foreign income, profits, sales, use, occupancy, excise, added value, employees' income withholding, social security, franchise, property, and all other governmental taxes, license fees and other changes of ever kind and description and related governmental charges imposed by the laws and regulations of any governmental jurisdiction, whether such taxes are due or claimed to be due from them by federal, state, local or foreign taxing authorities.

                  (q) FULL DISCLOSURE. No representation or warranty made by Regent contained in this Agreement nor any certificate, document or other instrument furnished or to be furnished by Regent pursuant thereto contains or will contain any untrue statement of a material fact, or omits or shall omit to state any material fact required to make any statement contained herein or herein not misleading. Regent is not aware of any impending or contemplated event or occurrence that would cause any of the foregoing representations not to be true and complete on the date of such event or occurrence as if made on that date. There is no fact which materially adversely affects the business, condition, affairs or operations of Regent which has not been set forth in this Agreement or otherwise disclosed in writing by Regent to Alta or its representatives.


                                 INDEMNIFICATION
                                 ---------------

         22.      Indemnification.
                  ----------------

                  (a) After the Closing, subject to subparagraphs 22(e) and (f), Redwood shall indemnify and hold Regent and Subsidiary, their respective affiliates, successors and assigns, harmless from and against:

                           (i) Any and all damages or deficiency resulting from
any misrepresentation or breach of warranty by Alta, or nonfulfillment of any agreement or obligation assumed or required to be assumed by Alta or Redwood under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished to Regent or Subsidiary pursuant to this Agreement or in connection with any of the transactions contemplated hereby; and

                           (ii) Any and all claims, actions, suits, proceedings,
damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incurred by Regent as a result of Alta's or Redwood's failure or refusal to compromise or defend any claim incident to the foregoing provision, or failure otherwise to comply with the foregoing provision.

                  (b) As security for the performance of the indemnification of Regent and Subsidiary herein, Regent, Subsidiary and Alta (on behalf of itself and Redwood) shall enter into an Indemnification Escrow Agreement with Security Title & Guaranty, Inc., as Escrow Agent, in substantially the form attached hereto as Exhibit 22(b). The Indemnification Escrow Agreement shall be funded by Twenty Thousand (20,000) shares of the Series E Preferred Stock to be issued to

Redwood at Closing. Said shares will be held in escrow pursuant to the Indemnification Escrow Agreement for a period of one (1) year.

                  (c) After the Closing, subject to subparagraphs 22(e) and (f), Regent and Subsidiary shall jointly and severally indemnify and hold Redwood and their respective successors and assigns harmless from and against:

                           (i) Any and all damages or deficiency resulting from
any misrepresentation, breach of warranty, or nonfulfillment of any agreement or obligation assumed or required to be assumed by Regent or Subsidiary under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished to Alta pursuant to this Agreement or in connection with any other transactions contemplated hereby; and

                           (ii) Any and all claims, actions, suits, proceedings,
damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incurred by Alta or Redwood as the result of Regent's or Subsidiary's failure or refusal to defend or compromise any claim incident to the foregoing provision, or failure otherwise to comply with the foregoing provision.

                  (d) If any claim or liability shall be asserted against Redwood which would give rise to a claim by Redwood against Regent or Subsidiary for indemnification under the provisions of this paragraph, Redwood shall promptly notify Regent or Subsidiary of the same, and Regent or Subsidiary shall be entitled at its own expense to compromise or defend any such claim.

                  (e) No party shall be entitled to indemnification hereunder unless such claim for indemnification is asserted prior to one (1) year after the Closing Date, except that this time limitation shall not apply (i) to claims relating to title, tax, or environmental matters, or (ii) to limit recovery of damages resulting from any intentional or fraudulent action or inaction which results in a material breach or the failure of a condition precedent to be met or any intentional or fraudulent misrepresentation or omission of a material fact.

                  (f) No party shall be entitled to indemnification under this paragraph 22 for damages or deficiencies in the event there is a failure to close this Agreement. The remedies of the parties prior to Closing shall be governed by paragraphs 28 and 29.


                                  RISK OF LOSS
                                  ------------

         23.      Risk of Loss.
                  -------------

                  (a) BROADCAST ASSETS. The risk of loss, damage or destruction from any cause to the tangible Broadcast Assets shall be borne by Alta at all times between the date of this Agreement and the Closing Date. In the event of any such loss, damage or destruction, Alta shall repair, replace or restore any such Broadcast Asset prior to the Closing Date. In the event of substantial damage to any of the Broadcast Assets or in the event of the occurrence of any damage or event which prevents broadcast transmission of any of the Stations in the normal and usual manner and substantially in accordance with its license, Alta shall promptly notify Regent of the same in writing, specifying with particularity the loss or damage incurred, the cause thereof if known or reasonably ascertainable, and an estimate of the extent to which restoration, replacement and repair of the property lost or destroyed will be reimbursed under the insurance coverage. In the event the damage has not been restored or repaired by the Closing Date, then Regent and Subsidiary shall have the option to:

                           (i) postpone the Closing Date until such time not
later than December 31, 1998 as the property has been completely repaired, replaced or restored; or

                           (ii) terminate this Agreement and be refunded the
Escrow Deposit under paragraph 28 if Alta has not acted diligently to repair, replace or restore such Broadcast Assets; or

                           (iii) elect to consummate the Closing and accept the
property in its then condition in which event all proceeds of insurance received or to be received shall be the property of the Surviving Corporation but shall not be included in current assets for purposes of the calculations in paragraph 13(b).

                           In the event Regent and Subsidiary elect to postpone
the Closing Date, Alta, Regent and Subsidiary will cooperate to extend the time during which this Agreement must be closed as specified in the Commission's Order.

                  (b) BROADCAST TRANSMISSION OF THE STATIONS PRIOR TO CLOSING. Notwithstanding the provisions of paragraph 23(a) above, if prior to the Closing Date any event occurs which prevents the full power broadcast transmission of any of the Stations in the manner which it has heretofore been operating, for a period of thirty-six (36) hours or more or five (5) periods of more than five
(5) hours each, then Alta shall give prompt written notice thereof to Regent. In the event the problems have been caused by fire, storm, casualty, strike or other labor disturbance, war, insurrection, riot, or other cause beyond its control, Alta shall use its best efforts to restore the operations to substantially full licensed power and antenna height as soon as possible. Otherwise, if such facilities are not restored so that operation is resumed with substantially full licensed power and antenna height as described in the particular Station's licenses issued by the Commission within five (5) consecutive days or eight (8) non-consecutive days of the date of the interruption, Regent and Subsidiary shall have the right, by giving written notice to Alta of its election to do so, to terminate this Agreement forthwith without any further obligation hereunder, provided that such notice is given before normal operation is resumed or within ten (10) days of first receiving from Alta the notice of interruption. In the event this Agreement is terminated by Regent and Subsidiary in accordance with this Paragraph 23(b), the Escrow Deposit under paragraph 28 hereof shall be returned to Regent, provided that neither Subsidiary nor Regent is then in material default under this Agreement.

                CONDITIONS PRECEDENT TO SUBSIDIARY'S AND REGENT'S
                               OBLIGATION TO CLOSE
                               -------------------

         24. CONDITIONS PRECEDENT TO SUBSIDIARY'S AND REGENT'S OBLIGATIONS. If at the Closing Date the following conditions are satisfied, Subsidiary, subject to the provisions of paragraph 23 hereof, shall be obligated to merge with Alta in accordance with the terms and conditions of this Agreement:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Alta contained herein or in any exhibit hereto or in any list, certificate or document delivered pursuant to the provisions hereof shall be true in all material respects as of the date of this Agreement and as of and at the Closing Date as though made on such Closing Date except for changes (a) expressly permitted or contemplated by the terms of this Agreement;
(b) caused by the acts of Regent during the term of the Time Brokerage Agreement; or (c) in the ordinary course of business which are not individually or in the aggregate, material and adverse. Alta shall have performed and complied with all obligations and covenants required by this Agreement to be duly performed or complied with by Alta on or prior to the Closing Date. Alta shall have delivered to Subsidiary a certificate dated the Closing Date and signed by an officer of Alta attesting to the above.

                  (b) DELIVERY OF CLOSING DOCUMENTS. Alta shall have delivered to Subsidiary the Closing Documents described in paragraph 26 of this Agreement.

                  (c) LICENSES. Alta shall be the holder of the Licenses, and such Licenses shall be free and clear of conditions, competing applications, petitions to deny, material complaints, appeals or any restrictions as might limit the operation or prospects of the Stations as presently authorized.

                  (d) CONSENTS. On the Closing Date, each person, association, corporation or other entity, the consent or approval of which to the surrender and cancellation of the Alta Stock, the merger of Alta into Subsidiary, and the payment of cash and issuance of the Series E Preferred Stock to Redwood, as herein provided, is then required shall have duly consented thereto, and all other consents referenced in Section 21(h) or required under the terms of the material contracts, leases and agreements identified on Exhibits l(c)(ix), 20(k-1) and 20(i) shall have been obtained.

                  (e) FINAL ORDER. The Commission's Order shall have become a Final Order.

                  (f) ADVERSE PROCEEDINGS. As of the Closing Date, no suit, action, claim or governmental proceeding or investigation shall be pending or shall have been instituted, taken, presented or threatened against Alta which makes unlawful the carrying out of this Agreement, causes it to be rescinded or imposes a lien on or requires Regent to divest itself of, any shares of Alta Stock.

                  (g) TITLE AND ENVIRONMENTAL EXAMINATION. Regent shall have conducted and/or obtained (i) a satisfactory review and examination of the title to and condition of the properties owned by Alta (including such environmental assessments of said properties as may be currently in existence or as Regent may elect to have conducted at its expense), to be completed within sixty (60) days after the execution of this Agreement.

                  (h) TIME BROKERAGE AGREEMENT COMPLIANCE. The Time Brokerage Agreement shall not have been terminated by Regent or its affiliate as permitted by the Time Brokerage Agreement as a result of Alta's material noncompliance with its obligations under the Time Brokerage Agreement.

                  (i) MATERIAL ADVERSE CHANGE. No material adverse change in condition or status of the Stations or the Broadcast Assets, which change is caused by or arises out of any breach by either Alta or Redwood of any of its representations, warranties, covenants or agreements hereunder or under the Time Brokerage Agreement, shall have occurred, be threatened or be reasonably likely to occur.

                  (j) ACQUISITION OF ASSETS. All of the tangible and intangible assets of Power Surge, Inc. and Northern California Broadcasting, Inc. that are of the nature of Broadcast Assets used or useful in the operation of Station KRRX(FM), KNRO-AM, or KNNN(FM) shall have been validly and effectively transferred to Alta, shall be owned by Alta, and all representations, warranties and covenants of Alta contained in this Agreement shall be true and correct and shall have been performed with respect to such assets.

                  (k) RELOCATION OF KRDG(FM) ANTENNA TOWER. Redwood and Regent or Subsidiary shall have entered into a joint venture agreement on terms and conditions acceptable to both parties pursuant to which the joint venture will construct and own a tower in a location and of a design and height acceptable to Regent and then lease the tower to Regent or Subsidiary at a fair market rent to be paid to the joint venture and on such other terms and conditions acceptable to the parties. In the event this condition shall not have been satisfied on or before the Closing Date, then at Closing (i) the Consideration Before Adjustments set forth in paragraph 13(a) will consist of $975,000 in cash, plus 195,000 shares of Series E Preferred Stock, (ii) the number of shares to be delivered to Redwood pursuant to paragraph 12(b) shall be reduced to 175,000,
(iii) the amount of cash to be delivered to Redwood pursuant to paragraph 12(c) shall be reduced to $975,000, and (iv) with such modifications, this condition shall be deemed satisfied; provided, however, if after the Closing Redwood and Regent or Subsidiary shall enter into such a joint venture agreement, then upon the execution of such joint venture agreement, there shall be distributed to Redwood by Subsidiary an additional $25,000 in cash and 5,000 shares of Series E Preferred Stock to place the parties in the same position as if the joint venture agreement had been executed on or before the Closing Date.

                  (l) REPAIR OR CORRECTION OF EXISTING CONDITION. Alta shall have remedied or caused to be remedied to the satisfaction of Regent those items or conditions listed on Exhibit 24(l), which was prepared by Regent as a result of its examination of the studio and transmitter facilities of the Stations; provided, however, if items 2 and 3 shall not have been remedied, despite diligent efforts to do so, by the Closing Date, then as to such items Redwood shall have entered into an agreement with Regent, containing terms and conditions acceptable to Regent (including provision for an escrow of shares of Series E Preferred Stock as security for performance), obligating Redwood to cause such items to be remedied to the satisfaction of Regent after the Closing Date diligently and as soon as reasonably possible, all at the cost of Redwood.


                         CONDITIONS PRECEDENT TO ALTA'S
                         ------------------------------
                               OBLIGATION TO CLOSE
                               -------------------

         25. CONDITIONS PRECEDENT TO ALTA'S OBLIGATIONS. If at the Closing Date the following conditions are satisfied, Alta and Redwood shall be obligated to surrender or cause to be surrendered the Alta Stock to the extent set forth and in accordance with the terms and conditions of this Agreement:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Regent and Subsidiary contained herein or in any list, certificate or document delivered pursuant to the provisions hereof shall be true in all material respects as of the date of this Agreement and as of and at the Closing Date as though made on such date except for changes permitted by this Agreement. Regent and Subsidiary shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by Regent and Subsidiary on or prior to the Closing Date. Regent and Subsidiary shall have delivered to Alta a certificate dated the Closing Date and signed by an officer of each entity attesting to the above.

                  (b) PURCHASE PRICE. All consideration as set forth under paragraphs 12 and 13 of this Agreement which is due on the Closing Date shall have been paid in accordance with the terms of this Agreement.

                  (c) DELIVERY OF CLOSING DOCUMENTS. Regent and Subsidiary shall have delivered to Alta the Closing Documents described hereafter in paragraph 27 of this Agreement.

                  (d) FINAL ORDER. The Commission's Order shall have become a Final Order.

                  (e) CONSENTS. On the Closing Date, each person, association, corporation or other entity, the consent or approval of which to the issuance and delivery of the Series E Preferred Stock, if applicable, and the merger of Alta into Subsidiary, as herein provided, is then required shall have duly consented or approved such merger.

                  (f) ADVERSE PROCEEDINGS. As of the Closing Date, no suit, action, claim or governmental proceeding or investigation shall be pending or shall have been instituted, taken, presented or threatened against Regent or Subsidiary which makes unlawful the carrying out of this Agreement, or causes it to be rescinded.

                  (g) ISSUANCE OF SERIES E PREFERRED STOCK. The issuance of the Series E Preferred Stock pursuant to the terms of this Agreement shall be legally permitted by all applicable laws and regulations.

                  (h) TITLE AND ENVIRONMENTAL EXAMINATION. Alta shall have conducted and/or obtained a satisfactory review and examination of the title to and condition of the properties owned by Regent (including such environmental assessments of said properties as may be currently in existence or as Alta may elect to have conducted at its expense) to be completed within sixty (60) days after the execution of this Agreement.

                  (i) REFINANCING OF ALTA SENIOR DEBT. Effective as of the Closing Date, Regent shall have arranged for the repayment or refinancing of that portion of Alta's debt listed on Exhibit 20(j) which is identified as Alta Senior Debt.


                                CLOSING DOCUMENTS
                                -----------------

         26. CLOSING DOCUMENTS TO BE DELIVERED BY ALTA. On the Closing Date, Alta shall deliver to Regent and Subsidiary:

                  (a) A certificate signed by the President of Alta to the effect set forth in paragraph 24(a) hereof [certificate of Alta's compliance with all its warranties and representations].

                  (b) Such other assignments, documents and instruments as counsel for Regent and Subsidiary may reasonably require.

                  (c) An opinion of Pepper & Corazzini, as legal counsel for Alta and Redwood, in form satisfactory to counsel for Regent and Subsidiary, dated the Closing Date, to the effect that:

                           (i) Alta is a corporation duly organized and in good
standing under the laws of the State of California, with full corporate power to execute, deliver, and perform this Agreement; Alta is in good standing as a foreign corporation in California; and Alta has all requisite corporate power and authority to own its properties and carry on its business as conducted on the date of Closing;

                           (ii) The execution of this Agreement by Alta and the
performance by it of the various terms and provisions hereof have been duly authorized by proper corporate action and its obligations hereunder are valid, binding, and enforceable against Alta in accordance with the terms hereof;

                           (iii) Neither the execution and delivery of this
Agreement nor the performance hereof will constitute or result in the breach of any term, condition or provision of, or constitute a default under, the Certificate of Incorporation or By-laws of Alta or, to the knowledge of counsel, under any material agreement or other material instrument to which Alta is a party or by which Alta or any part of the Broadcast Assets will be bound after the Closing, or to the knowledge of counsel, under any law, regulation, judgment or order binding upon Alta or Redwood;

                           (iv) To the Best Knowledge of such counsel, there are
no actions, suits, investigations, or proceedings pending against or affecting Alta, at law or in equity, or before or by any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, the eventual outcome of which could, individually or in the aggregate, have a material adverse effect on the Broadcast Assets or the Stations; and to the Best Knowledge of such counsel, Alta is not subject to any currently existing order, writ, injunction or decree relating to the operation of any of the Stations;

                           (v) All approvals of applications to the Commission
and all other approvals the granting of which is necessary for the consummation of the transactions contemplated hereby, have been obtained and have become final in accordance with applicable law;

                           (vi) Such counsel is not aware of any claim that any
of the material leases, contracts and agreements under which Alta is obligated are not valid, enforceable and in full force and effect; and

                           (vii) Alta has authorized and outstanding capital
stock as set forth in paragraph 20(d); all shares of Alta's outstanding capital stock have been duly and validly authorized and issued and are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws; and there are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any rights to require Alta to sell, issue or reissue any capital stock or other securities, other than as set forth in Exhibit 20(g).

                  In rendering such opinion, such counsel may rely upon opinions or provide opinions of other counsel satisfactory to Regent and Subsidiary, copies of which opinions upon which there is reliance shall be delivered to Regent and Subsidiary, and such counsel may rely as to factual matters upon certificates of one or more officers of Alta and of public officials.

         The foregoing opinions may be qualified to the extent that (i) the enforceability of any provisions of the Agreement, any documents executed pursuant to the Agreement or any other documents referred to in this opinion, or any rights granted pursuant to any such documents, shall be subject to and may be affected by limitations, restrictions and/or other matters imposed under state and/or federal bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors or debtors generally, (ii) the enforceability thereof may be limited by the application of general principles of equity, (iii) any right to indemnity may be limited by principles of public policy, and (iv) any provisions requiring payment of attorneys' fees may not be enforceable.

                  (d) Certificates, duly endorsed, from Stockholder, evidencing all of the outstanding shares of Alta Stock.

                  (e) Certified copies of resolutions of Alta's Board of Directors and its Stockholder authorizing the execution, delivery and performance of this Agreement and all instruments referred to herein to which Alta or the Stockholder are a party.

                  (f) All necessary consents to be obtained by Alta as set forth under paragraph 24(d).

         27. CLOSING DOCUMENTS TO BE DELIVERED BY REGENT AND SUBSIDIARY. On the Closing Date, Regent and Subsidiary shall deliver:

                  (a) The consideration to be paid for the Alta Stock, as may be adjusted pursuant to paragraph 13(b).

                  (b) An opinion of Strauss & Troy, counsel for Regent and Subsidiary, in form satisfactory to counsel for Alta and dated the Closing Date to the effect that:

                           (i) Each of Regent and its subsidiaries is a
corporation duly organized and in good standing under the laws of its state of incorporation; and is in good standing under the laws of any other states where its offices, equipment, facilities and other tangible assets are located (except to the extent Subsidiary may be deemed to have offices in Kentucky);

                           (ii) Regent and Subsidiary have full corporate power
to execute, deliver, and perform this Agreement, and Regent, Subsidiary and the other wholly-owned subsidiaries of Regent have all requisite corporate power and authority to own their properties and carry on their business as conducted on the Closing Date;

                           (iii) The execution of this Agreement by Regent and
Subsidiary and the performance by Regent and Subsidiary of the various terms and provisions hereof have been duly authorized by proper corporate action, and Regent and Subsidiary have the authority and power to complete the transactions provided for herein;

                           (iv) This Agreement has been duly executed by Regent
and Subsidiary and the obligations hereunder are valid, binding and enforceable against Regent and Subsidiary in accordance with the terms hereof subject to bankruptcy laws, other federal and state laws affecting creditors' rights generally and the availability of equitable remedies;

                           (v) Neither the execution and delivery of this
Agreement nor the performance hereof will constitute or result in the breach of any term, condition or provision of, or constitute a default under, the Certificate of Incorporation, as amended, or By-Laws, of Regent or Subsidiary or, to the knowledge of counsel, under any material agreement or other instrument to which Regent or Subsidiary is a party or by which Regent is bound, or to the knowledge of counsel, under any law, regulation, judgment or order binding upon Regent or Subsidiary;

                           (vi) The Series E Preferred Stock is duly and validly
authorized, and when issued to the Stockholder pursuant to the terms of this Agreement, will be validly issued, fully paid, and non-assessable;

                           (vii) To the Best Knowledge of such counsel, there
are no actions, suits, investigations, or proceedings pending against or affecting Regent, at law or in equity, or before or by any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, the eventual outcome of which could, individually or in the aggregate, have a material adverse effect on Regent's Stations; and to the Best Knowledge of such counsel, neither Regent nor Subsidiary is subject to any currently existing order, writ, injunction or decree relating to the operation of any of Regent's Stations;

                           (viii) To the Best Knowledge of such counsel, all
approvals of applications to the Commission and all other approvals the granting of which is necessary for the consummation of the transactions contemplated hereby, have been obtained and have become final; and

         In rendering such opinion, such counsel may rely upon opinions or provide opinions of other counsel satisfactory to Alta, copies of which opinions upon which there is reliance shall be delivered to Alta, and such counsel may rely as to factual matters upon certificates of representatives of Regent and Subsidiary and of public officials.

         The foregoing opinions may be qualified to the extent that (i) the enforceability of any provisions of the Agreement, any documents executed pursuant to the Agreement or any other documents referred to in this opinion, or any rights granted pursuant to any such documents, shall be subject to and may be affected by limitations, restrictions and/or other matters imposed under state and/or federal bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors or debtors generally, (ii) the enforceability thereof may be limited by the application of general principles of equity, (iii) any right to indemnity may be limited by principles of public policy, and (iv) any provisions requiring payment of attorneys' fees may not be enforceable.

         Regent has retained separate special counsel to advise it with respect to all laws administered by and matters pending before the Commission, all rules, regulations and orders promulgated thereunder and all other laws, regulations, rules, orders and other requirements, federal, state or local, relating to the licenses. Consequently, the opinion of Strauss & Troy may be qualified with respect to such laws, matters, regulations, rules, orders and requirements, provided that an opinion of such special counsel to Regent which addresses such items is furnished in a form satisfactory to Alta's counsel.

                  (d) A certificate signed by the President of Regent and Subsidiary to the effect set forth in paragraph 25(a) hereof [certificate of Regent's compliance with all its warranties and representations].

                  (e) Certified copies of resolutions of the Boards of Directors of Regent and Subsidiary authorizing the execution, delivery and performance of this Agreement and all instruments referred to herein to which Regent or Subsidiary is a party.

                  (f) A certified copy of a resolution of the Board of Directors of Regent authorizing the issuance of the Series E Preferred Stock to be transferred to Redwood by Subsidiary.

                  (g) All necessary consents to the issuance of the Series E Preferred Stock, the redemption and cancellation of the Alta Stock, and the merger of Alta into Subsidiary to be obtained by Regent or Subsidiary.

         28. ESCROW DEPOSIT. In accordance with the provisions in Section 42, Regent shall deposit with Security Title & Guaranty, Inc., as Escrow Agent, an irrevocable, stand-by letter of credit, substantially in the form of Exhibit 28-A, in the amount of One Hundred Seventy-Five Thousand Dollars ($175,000) (the "Escrow Deposit"). The Escrow Deposit shall be held and applied by the Escrow Agent in accordance with the terms of a Deposit Escrow Agreement in the form of
Exhibit 28-B attached hereto (the "Deposit Escrow Agreement"), executed by the parties thereto contemporaneously with the execution of this Agreement.

         29.      Remedies on Default-Prior to Closing.
                  -------------------------------------

         As more fully described in the Deposit Escrow Agreement:

                  (a) In the event this Agreement is terminated solely because of a material breach by Subsidiary or Regent prior to Closing of any term or agreement contained in this Agreement or any warranty or representation contained herein, the Escrow Deposit shall be delivered to Redwood (which may exercise its rights to draw on the Letter of Credit) as its sole remedy and as liquidated damages. The rights conferred in this subparagraph may not be exercised unless either Redwood or Alta has given Subsidiary or Regent, as the case may be, thirty (30) days' written notice (or such lesser number of days as are remaining until September 30, 1998 of the specific nature of the breach and Subsidiary or Regent has failed to correct it within that period.

                  (b) In the event of a material breach by Alta prior to Closing of any term or agreement contained in this Agreement or any warranty or representation contained herein, or in the event the Time Brokerage Agreement is terminated by Regent or its affiliate pursuant to paragraphs 16 or 17 thereof, Regent and Subsidiary may, at their option, terminate the Agreement, the Escrow Deposit shall be delivered to Regent, and Regent and Subsidiary may recover damages from Alta and/or Redwood in the stipulated amount of One Hundred Seventy-Five Thousand Dollars ($175,000), no more, no less, or, without terminating this Agreement, demand and receive a return of the Escrow Deposit and obtain specific performance of this Agreement, which Alta and Redwood acknowledge is an appropriate remedy because the actual damages recoverable at law may be inadequate or there may not be any other adequate remedy at law. The rights conferred by this subparagraph may not be exercised unless either Subsidiary or Regent has given Alta thirty (30) days' written notice (or such lesser number of days as are remaining until September 30, 1998 of the specific nature of the breach and Alta has failed to correct it within that period.

                  (c) In the event this Agreement is terminated for any reason other than a breach by Subsidiary or Regent, the Escrow Deposit shall be returned to Regent.

                  (d) Notwithstanding the provisions of subparagraphs 29(a), (b) and (c) above, neither party shall be entitled to damages or expenses from the other in the event this Agreement fails to close solely due to the failure to obtain in a timely manner the Final Order, provided that such failure is not attributable, in whole or in part, to circumstances or events within the control of a party hereto or to the failure of such party to use its best efforts to obtain such Final Order.

         30. BROKERAGE. The parties agree that other than The Miller Group, no broker or finder was connected with or brought about this transaction. Each of Regent and Redwood shall pay one-half of the $105,000 fee due to The Miller Group, and each shall pay its one-half share in the form of 5,250 shares of Series E Preferred Stock and $26,250 in cash. Alta and Redwood agree to indemnify and save Regent and Subsidiary harmless, and Regent and Subsidiary agree to indemnify and save Alta and Redwood harmless, with respect to any other claimant for a broker's fee for this transaction.

         31. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements herein contained shall be deemed and construed to be continuing representations, warranties, covenants, and agreements which shall survive the consummation of this transaction; and neither the acceptance of delivery of the Regent Stock or any other consideration hereunder shall constitute a waiver of any covenant, representation, or warranty herein contained. Regent and Subsidiary, on the one hand, and Alta, on the other, shall remain liable to each other for any damage (subject to the limitations contained in this Agreement) resulting from any breach, failure, non-performance or non-fulfillment of any of their respective covenants, representations or warranties herein notwithstanding that the injured party may elect to close this transaction with such breach outstanding. No waiver or forbearance by either party in any instance shall constitute or be deemed a waiver or forbearance in any other instance. Any party hereto may waive the conditions to its performance hereunder other than those pertaining to regulatory approval.


                            MISCELLANEOUS PROVISIONS
                            ------------------------

         32. TIME BROKERAGE AGREEMENT. Simultaneously with the execution hereof, Alta, Power Surge, Inc., and Northern California Broadcasting, Inc. (collectively, "Licensees") shall enter into with Regent or its affiliate a Time Brokerage Agreement, in the form of Exhibit 32 hereto (the "Time Brokerage Agreement"), pursuant to which Licensees will make available to Regent and/or its affiliate the broadcasting transmission facilities to the Stations and/or cause to be broadcast on the Stations Regent's programming from the Commencement Date (as defined in the Time Brokerage Agreement) during the term thereof. An Event of Default by any party under the Time Brokerage Agreement shall constitute a material default under this Agreement and insofar as the cure period specified in the Time Brokerage Agreement has expired with respect to the default, no further cure period shall be afforded under the provisions of this Agreement.

         33. HEADINGS. The headings of paragraphs of this Agreement are for convenience of reference only, and do not form a part hereof, and do not in any way modify, interpret or construe the meanings of the parties.

         34. EXECUTION. This Agreement may be executed in one or more counterparts, all of which shall be construed one and the same Agreement, and shall become effective when one counterpart has been signed by each party and delivered to the others hereto.

         35. NOTICES. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, including by facsimile, and shall be deemed to have been duly delivered and received on the date of personal delivery, on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested, on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery or when dispatched by facsimile transmission (with the facsimile transmission confirmation being deemed conclusive evidence of such dispatch) and shall be addressed to the following addresses, or to such other address as any party may request, in the case of Alta, by notifying Regent, and in the case of Regent or Subsidiary, by notifying Alta:


                  If to Regent or Subsidiary:
                  Terry S. Jacobs, Chairman
                  Regent Communications, Inc.
                  50 East RiverCenter Blvd., Suite 180
                  Covington, Kentucky 41011
                  Fax: (606) 292-0352
                  copy to:

                  STRAUSS & TROY
                  2100 PNC Center
                  201 East Fifth Street
                  Cincinnati, Ohio 45202
                  Attn: Alan C. Rosser, Esq.
                  Fax: (513) 241-8289

                  If to Redwood or Alta:

                  John C. Power, President and Chief Executive Officer Redwood Broadcasting, Inc.
                  7518 Elbow Bend Road
                  P.O. Box 3463
                  Carefree, Arizona 85377
                  Fax: (602) 488-2384

                  copy to:

                  PEPPER & CORAZZINI
                  1776 K Street, N.W.
                  Suite 200
                  Washington, D.C. 20006
                  Attn:    Peter Gutmann, Esq.
                  Fax: 202/296-5572


         36. DISCLOSURE. The parties agree that the subject matter of this Agreement is one of the utmost confidentiality and the release of information is a matter of great importance to both parties. Both parties agree that no disclosure of any aspect of this Agreement, no press release or other publicity shall be released by either party without the consent of the other; provided, however, any party may release any information that is required by state or federal law, customarily transmitted to any potential or present Senior Lender, or a matter of public record on file with the Commission.

         37. RECEIPT OF SERIES E PREFERRED STOCK. Receipt of the shares of the Series E Preferred Stock by Redwood shall be deemed to be acceptance, ratification and consent by Redwood in all respects to the terms and provisions of this Agreement.

         38. AMENDMENT OR TERMINATION. At any time prior to the filing of a Certificate of Merger with the Secretary of State of Delaware, the Boards of Directors of Subsidiary and Alta, by mutual consent, may amend or terminate this Agreement, notwithstanding favorable action on the merger by the stockholder of either or both of Subsidiary and Alta, provided that any such amendment shall not affect the rights of the stockholder in a manner which is materially adverse to such stockholder in the judgment of the Board of Directors of Subsidiary or Alta, as the case may be. At any time after the execution of this Agreement pursuant to the favorable resolutions of their Boards of Directors, neither Subsidiary or Alta may terminate or modify this Agreement without the consent of the other except in accordance with the terms hereof.

         39. ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits hereto and the Time Brokerage Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof.

         40. GOVERNING LAW. This Agreement shall be construed and governed in accordance with the laws of the State of Delaware.

         41. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

         42. EXHIBITS. Alta will deliver to Regent, within five (5) business days immediately following the date if this Agreement all Exhibits and related documents required to be delivered under this Agreement by Alta. Regent shall ten (10) business days following receipt of all such Exhibits and related documents to approve or disapprove the Exhibits. At the conclusion of such 10-day review period, unless Regent exercises its right to terminate this Agreement, Regent shall promptly deposit the Escrow Deposit pursuant to Section
28. In the event Regent decides in its sole discretion not to approve any Exhibit because it reveals conditions of which Regent is not fully aware as of the date of this Agreement and/or any breaches of Alta's representations, warranties and/or covenants hereunder or for any other reason, Regent shall notify Alta of the reason(s) for such rejection and what actions can be taken, if any, to eliminate Regent's reasons for rejection within two (2) business days of the expiration of Regent's review period. If no action can be taken to eliminate the cause for Regent's dissatisfaction with an Exhibit, Regent may terminate this Agreement, and neither party shall have any further obligations hereunder. If actions can be taken to eliminate the cause for Regent's dissatisfaction, within ten (10) business days of receipt of such notice, Alta shall proceed diligently and with its best efforts to take such action as is necessary to eliminate to the reasonable satisfaction of Regent the cause for Regent's disapproval of the Exhibit; provided however, that in the event Regent and Alta agree (or if they are unable to agree on the costs involved, then if a mutually acceptable independent third party determines) that the costs required to cure or eliminate the condition(s) which Regent determines is/are unacceptable exceed $175,000, (i) Alta shall not be obligated to cure or eliminate such conditions(s), and (ii) Regent shall have the right, in its sole discretion, to (a) terminate this Agreement or (b) proceed to close the transaction and receive a credit toward the Purchase Price of $175,000. In the event the costs to cure or eliminate such condition(s) are less than $175,000, if Alta is unable to cure or eliminate such condition(s) prior to the Closing Date, Regent shall have the option (i) to extend the Closing Date for a period of up to sixty (60) days until such time as Alta shall have cured or eliminated such condition(s) or (ii) to proceed to close the transaction and receive a credit toward the Purchase Price equal to the costs which Regent and Alta agree (or if they are unable to agree on the costs involved, then if a mutually acceptable independent third party determines) are necessary to complete the cure or elimination of the condition(s), provided that such credit shall not exceed $175,000.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

WITNESS:                                    ALTA CALIFORNIA BROADCASTING, INC.


                                            By:
-----------------------                        ---------------------------------
                                            Its:
                                                --------------------------------

WITNESS:                                    REGENT ACQUISITION CORP.


                                            By:
-----------------------                        ---------------------------------
                                            Its:
                                                --------------------------------


WITNESS:                                    REGENT COMMUNICATIONS, INC.


                                            By:
-----------------------                        ---------------------------------
                                            Its:
                                                --------------------------------


As to Section 32. Agreed:


WITNESS:                                    POWER SURGE, INC.


                                            By:
-----------------------                        ---------------------------------
                                            Its:
                                                --------------------------------

WITNESS:                                    NORTHERN CALIFORNIA BROADCASTING,
                                            INC.


                                            By:
-----------------------                        ---------------------------------
                                            Its:
                                                --------------------------------

         I, ______________________, Secretary of Alta California Broadcasting, Inc., a corporation organized and existing under the laws of the State of California ("Alta") hereby certify, as such Secretary, that the Agreement of Merger dated October 10, 1997, between Alta, Regent Acquisition Corp. and Regent Communications, Inc., to which this certificate is attached, was duly consented to in writing by Redwood Broadcasting, Inc., the holder of all the outstanding stock of Alta, in accordance with Section 228 of Title 8 of the General Corporation Law of the State of Delaware and thereby such Agreement of Merger was duly adopted as the act of the stockholder of Alta, and the duly adopted agreement of such corporation.

WITNESS my hand on this _________ day of __________________, 1997.



--------------------------------
Secretary


         I, William L. Stakelin, Secretary of Regent Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware ("Subsidiary"), hereby certify, as such Secretary, that the Agreement of Merger dated October 10, 1997, between Alta Broadcasting, Inc., Subsidiary and Regent Communications, Inc., to which this certificate is attached, was duly consented to in writing by Regent Communications, Inc., the holder of all the outstanding stock of Subsidiary, in accordance with Section 228 of Title 8 of the General Corporation Law of the State of Delaware and thereby such Agreement of Merger was duly adopted as the act of the stockholder of Subsidiary, and the duly adopted agreement of such corporation.

WITNESS my hand on this _________ day of __________________, 1997.



--------------------------------
Secretary

         The above Agreement of Merger, having been approved by the Board of Directors of each of Alta California Broadcasting, Inc. and Subsidiary and having been adopted separately by the stockholder of Alta California Broadcasting, Inc. and Subsidiary, in accordance with the provisions of the General Corporation Law of the State of Delaware, and that fact having been certified on said Agreement of Merger by the Secretary of each of Alta California Broadcasting, Inc. and Subsidiary, the President of Alta California Broadcasting, Inc. and the Chairman of the Board of Regent Communications, Inc. and Subsidiary, do now hereby execute the said Agreement of Merger by authority of the directors and stockholders thereof, as the respective act, deed and agreement of each of such corporation, on this _____ day of _____________, 1997.


WITNESS:                                    ALTA CALIFORNIA BROADCASTING, INC.


                                            By:
-----------------------                        ---------------------------------
                                            Its:
                                                --------------------------------




WITNESS:                                    REGENT ACQUISITION CORP.


                                            By:
-----------------------                        ---------------------------------
                                            Its:
                                                --------------------------------